UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CSX Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CSX®
HOW TOMORROW MOVES

2019 Proxy Statement

9044
CSX
9044

CSX believes that providing Internet access to our proxy materials increases the ability of our shareholders to review important information about the Company, while reducing the environmental impact of our Annual Meeting.

March 20, 2019

Dear Shareholder:

On behalf of the Board of Directors of CSX Corporation, I cordially invite you to attend the Company’s 2019 Annual Meeting of Shareholders (“Annual Meeting”) on Friday, May 3, 2019. The meeting will begin at 10:00 a.m. (EDT) and will be hosted online at www.virtualshareholdermeeting.com/CSX2019. We are excited to introduce a virtual meeting format for this year’s Annual Meeting that we believe will facilitate expanded shareholder access and participation.

To participate in the meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials. I also encourage you to review the 2018 CSX Annual Report to Shareholders, which includes CSX’s audited financial statements and additional information about CSX’s business.

We have elected to provide electronic access to our proxy materials under the Securities and Exchange Commission’s “notice and access” rules, because we believe this offers shareholders the most effective and efficient method for reviewing important information about CSX. Electronic distribution also reduces the environmental impact of our Annual Meeting and supports our sustainability commitment. For additional details about accessing information or the conduct of the Annual Meeting, please see the Questions and Answers section of this Proxy Statement or visit the Annual Meeting of Shareholders section of our Investor Relations website.

Even if you do not plan to participate in this year’s Annual Meeting, your vote is important. You can make your voice heard by submitting your proxy via the Internet, by phone or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. I urge you to do so promptly to ensure your shares are represented and voted. If you should later decide to participate in the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. Please review the instructions for each of your voting options described in this Proxy Statement as well as in the Notice of Internet Availability you received in the mail or via email.

The CSX Board of Directors and leadership team look forward to your participation in the Annual Meeting.

Sincerely,

James M. Foote
President and Chief Executive Officer

WWW.CSX.COM 1

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (together with its subsidiaries, “CSX” or the “Company”) will be held at 10:00 a.m. (EDT) on Friday, May 3, 2019. If you plan to participate in the Annual Meeting, please see the instructions on page 9 of the Proxy Statement. Shareholders will be able to listen, vote electronically and submit questions during the Annual Meeting online or via telephone. There will be no physical location for shareholders to attend. Shareholders may only participate online at www.virtualshareholdermeeting.com/CSX2019.

Items of Business:

1	To elect the 10 director nominees named in the attached Proxy Statement to the Company’s Board of Directors	2	To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2019	3	To vote on an advisory (non-binding) resolution to approve the compensation for the Company’s named executive officers	4	To approve the CSX 2019 Stock and Incentive Award Plan	5	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

The persons named as proxies will use their discretion to vote on other matters that may properly come before the Annual Meeting.

The above matters are described in the attached Proxy Statement. You are urged, after reading the attached Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote via the Internet or by telephone; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided. This proxy is being solicited on behalf of the Company’s Board of Directors.

Only shareholders of record at the close of business on March 4, 2019, which is the record date for the Annual Meeting, are entitled to vote. The Notice of Internet Availability of Proxy Materials (the “Notice”), the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report”) are being mailed or made available to those shareholders on or about March 20, 2019.

By Order of the Board of Directors,

Nathan D. Goldman
Executive Vice President-Chief Legal Officer
and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2019

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the
fiscal year ended December 31, 2018, are available, free of charge, at www.proxyvote.com.

2 CSX Corporation 2019 Proxy Statement

WWW.CSX.COM 3

Attend our Annual Meeting of Shareholders

Date and Time Friday, May 3, 2019 at 10:00 a.m. (EDT)	Place

Meeting live via the internet – please visit www.virtualshareholdermeeting.com/CSX2019.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials.

Eligibility to Vote You can vote if you were a shareholder of record at the close of business on March 4, 2019, which is the record date for the Annual Meeting.

How to Cast Your Vote by Proxy

By internet using a computer Until 11:59 p.m. EDT on May 2, 2019 Visit 24/7 www.proxyvote.com	By internet using a smartphone or tablet Until 11:59 p.m. EDT on May 2, 2019 Scan this QR code 24/7 to vote with your mobile device (may require free software)	By telephone Until 11:59 p.m. EDT on May 2, 2019 Dial toll-free 24/7 1-800-690-6903	By mail Received on or before May 2, 2019 Sign and date your proxy card or voting instruction form and send by mail

Voting Matters and Board Recommendation

The Board of Directors unanimously recommends a vote:

1	FOR the election of the 10 director nominees named in this Proxy Statement;	2	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2019;	3	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as disclosed in these materials; and	4	FOR the approval of the CSX 2019 Stock and Incentive Award Plan.

	Vote FOR each director nominee		Vote FOR		Vote FOR		Vote FOR

Visit our Annual Meeting Website

●Review and download easy to read, interactive versions of our Proxy Statement and 2018 Annual Report
●Sign up for future electronic delivery to reduce our impact on the environment

4 CSX Corporation 2019 Proxy Statement

Proxy Summary

Board Nominees

			Committee Memberships
Name	Director Since	Independent	A	C	E	F	G	P	Other Public Company Boards
Donna M. Alvarado	2006		M	M				M	CoreCivic, Inc. Park National Corporation
Pamela L. Carter	2010				M	C	M		Broadridge Financial Solutions, Inc. Enbridge Inc. Hewlett-Packard Enterprise Company
James M. Foote	2017				C
Steven T. Halverson	2006		M	C
Paul C. Hilal	2017				M	M
John D. McPherson	2008					M		M
David M. Moffett	2015		C		M	M			PayPal Holdings, Inc. Genworth Financial, Inc.
Linda H. Riefler	2017		M	M				M	MSCI, Inc.
J. Steven Whisler	2011		M			M			Brunswick Corporation International Paper Co.
John J. Zillmer (Chairman of the Board)	2017			M	M		C	M	Ecolab, Inc. Veritiv Corporation Performance Food Group Company

C	Chair	A	Audit	E	Executive	G	Governance

M	Member	C	Compensation	F	Finance	P	Public Affairs

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Proxy Summary

Corporate Governance Highlights

Directors elected annually	Bylaws providing proxy access and rights to call special meetings
Independent Chairman of the Board	Majority voting standard for the election of directors and director resignation policy
All directors attended 75% or more of the Board and Committee meetings in 2018	Executive sessions of non-management directors at all regular meetings
Audit Committee, Compensation Committee and Governance Committee comprised solely of independent directors	Policy against hedging or pledging of CSX shares by officers and directors
Stock ownership guidelines for officers and directors

BUSINESS HIGHLIGHTS FOR 2018

CSX accelerated its transformational change in 2018. Aided by the precision scheduled railroad business model, CSX delivered a Company-record operating ratio of 60.3% in 2018. In addition, CSX returned approximately $5.4 billion to shareholders in the form of dividends and share repurchases. For more detail on CSX’s performance in 2018, please see the 2018 Annual Report.

STOCK PERFORMANCE GRAPH

The cumulative five-year shareholder returns on $100 invested at December 31, 2013, assuming reinvestment of dividends, are illustrated on the accompanying graph. The Company references the Standard & Poor’s 500 Stock Index (“S&P 500”), which is a registered trademark of The McGraw-Hill Companies, Inc., and the Dow Jones U.S. Transportation Average Index (“DJT”), which provide comparisons to a broad-based market index and other companies in the transportation industry.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

6 CSX Corporation 2019 Proxy Statement

Proxy Summary

TARGET COMPENSATION MIX FOR THE NAMED EXECUTIVE OFFICERS

Information regarding the compensation mix for the Chief Executive Officer (“CEO”) and each of the other executive officers named in the Summary Compensation Table (“Named Executive Officers” or “NEOs”) is set forth in the tables below. The tables indicate that 89% of the CEO’s target compensation and an average of 82% of the other Named Executive Officers’ target compensation is at risk and subject to the achievement of one or more performance goals.

2018 CEO TARGET COMPENSATION MIX	2018 NEO TARGET COMPENSATION MIX (EXCLUDING CEO)

EXECUTIVE COMPENSATION HIGHLIGHTS

The table below highlights the 2018 compensation for the Named Executive Officers as disclosed in the Summary Compensation Table.

Name and Title	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James M. Foote President and Chief Executive Officer	$1,220,833	—	$5,310,204	$3,524,190	$3,052,081	$441,428	$221,863	$13,770,599
Frank A. Lonegro Executive Vice President and Chief Financial Officer	$500,000	—	$1,180,057	$783,158	$900,000	$439,030	$20,741	$3,822,986
Edmond L. Harris Executive Vice President Operations CSX Transportation, Inc.	$589,130	$250,000	$2,824,310	$1,455,954	$1,060,435	$181,385	$154,621	$6,515,835
Mark K. Wallace Executive Vice President – Sales and Marketing	$550,000	—	$3,367,141	$783,158	$990,000	$139,665	$118,199	$5,948,163
Nathan D. Goldman Executive Vice President – Chief Legal Officer & Corporate Secretary	$500,000	—	$1,180,057	$783,158	$900,000	$182,544	$36,523	$3,582,282

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What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 10 director nominees named in this Proxy Statement, the ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of CSX for 2019, the consideration of an advisory (non-binding) vote on compensation for our Named Executive Officers and the approval of the CSX 2019 Stock and Incentive Award Plan.

How can I participate in the Annual Meeting?

This year, CSX will host its first virtual Annual Meeting, which will be held at 10:00 a.m. (EDT) on Friday, May 3, 2019. There will be no physical location for shareholders to attend. Shareholders may participate online at www.virtualshareholdermeeting.com/CSX2019. The Annual Meeting will begin promptly at 10:00 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 9:45 a.m. (EDT).

To participate in the Annual Meeting, including to vote your shares electronically and submit questions during the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

How can I submit a question?

If you would like to submit a question, you may do so before or during the Annual Meeting. If you would like to submit your question any time before the start of the meeting, you may log in to www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you would like to submit your question during the Annual Meeting, you may log in to the virtual meeting website at www.virtualshareholdermeeting.com/CSX2019 using your 16-digit control number, type your question into the “Ask a Question” field, and click “Submit,” or call 1-877-328-2502.

We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem profane or otherwise inappropriate. During the live Q&A session of the Annual Meeting, we will answer questions as they come in and address those asked in advance, as time permits. Shareholders will be limited to one question each unless time otherwise permits.

What is the benefit of a virtual meeting?

CSX is excited to host a virtual annual meeting for the first time in 2019. The Board believes that a virtual meeting format will provide the opportunity for full and equal participation by all shareholders, from any location around the world, while substantially reducing the costs associated with hosting an in-person meeting.

In order to encourage shareholder participation and transparency, CSX will:

●provide shareholders with the ability to submit appropriate questions in advance of the Annual Meeting to ensure thoughtful responses from management and the Board;
●provide shareholders with the ability to submit appropriate questions in real-time during the Annual Meeting either via telephone or the virtual meeting website;
●provide management with the ability to answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the Annual Meeting without discrimination; and
●publish all appropriate questions submitted in accordance with the Annual Meeting rules of conduct with answers following the Annual Meeting, including those not addressed directly during the Annual Meeting.

8 CSX Corporation 2019 Proxy Statement

Proxy Statement for 2019 Annual Meeting of Shareholders

CSX has considered concerns raised by investor advisory groups and other shareholder rights advocates that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual meeting format to enhance, rather than constrain, shareholder access, participation and communication. CSX believes its virtual meeting will afford a greater number of our shareholders the opportunity to participate in the Annual Meeting while still affording participants the same rights they would have had at an in-person meeting and substantially reducing the time and expense associated with holding an in-person meeting.

What if I have technical difficulties or trouble accessing the virtual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page or at www.proxyvote.com. Technical support will be available starting at 9:00 a.m. EDT on May 3, 2019.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2018 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice, which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

●view CSX’s proxy materials for the Annual Meeting on the Internet; and
●instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Who is soliciting my vote?

The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. The Company will pay the costs of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. In addition to using mail, proxies may be solicited in person, by telephone or by electronic communication by officers and employees of the Company acting without special compensation.

Who is entitled to vote?

Only shareholders of record at the close of business on March 4, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On March 4, 2019, there were issued and outstanding 812,686,737 shares of CSX common stock, the only outstanding class of voting securities of the Company.

How many votes do I have?
You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting (“broker non-vote”) will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to participate in the Annual Meeting.

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Proxy Statement for 2019 Annual Meeting of Shareholders

What are the vote requirements for each proposal?

Election of Directors. In an uncontested election, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws is required to promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, see Principles of Corporate Governance below.

Other Proposals. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2019 (Item 2), proposal to approve, on an advisory (non-binding) basis, of the compensation of the Company’s NEOs (Item 3) and the proposal to approve the CSX 2019 Stock and Incentive Award Plan (Item 4) will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions are not considered votes cast on any proposal and will have no effect on the outcome of the vote for Items 1, 2, 3 or 4. “Broker non-votes” are not considered votes cast on Items 1, 3 or 4, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote?

To vote by proxy, you must do one of the following:

Vote by Internet. If you are a shareholder of record, you can vote your shares via the Internet 24 hours a day by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank, broker or other nominee), please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

Vote by Telephone. If you are a shareholder of record, you can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a shareholder of record or your voting instruction card if you hold your shares in “street name.” Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the Annual Meeting.

To vote during the Annual Meeting, you must visit www.virtualshareholdermeeting.com/CSX2019 at the time of the Annual Meeting and enter the 16-digit control number included on your proxy card or on your Notice. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy as described above prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy any time before it is voted (i) by delivering written notice to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, (ii) by timely receipt of a later-dated signed proxy card or written revocation or (iii) by a later vote via the Internet, by telephone or by voting at the Annual Meeting using the 16-digit control number included on your proxy card or your notice. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee if you wish to change your vote.

Will my shares be voted if I do not provide voting instructions to my broker?

If you hold your shares in “street name” through a bank, broker or other nominee, the bank, broker or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the banker, broker or other nominee, the bank, broker or other nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2019 is considered a routine matter for which a bank, broker or other nominee will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors; (ii) vote on an advisory (non-binding) resolution on executive compensation; and (iii) vote on the approval of the CSX 2019 Stock and Incentive Award Plan, are non-routine matters for which a bank, broker or other nominee will not have discretionary voting power and for which specific instructions from owners who hold their shares in “street name” are required in order for a broker to vote your shares.

10 CSX Corporation 2019 Proxy Statement

Proxy Statement for 2019 Annual Meeting of Shareholders

What happens if I return my proxy card but do not give voting instructions?

If you are a shareholder of record and sign, date and return the proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board unanimously recommends a vote:

1.	FOR the election of the 10 director nominees named in this Proxy Statement;

2.	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2019;

3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in these materials; and

4.	FOR the approval of the CSX 2019 Stock and Incentive Award Plan.

What happens if other matters are properly presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be brought before the Annual Meeting.

How are votes counted?
Votes are counted by an independent inspector of elections appointed by the Company.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

What is the deadline for consideration of shareholder proposals for the 2020 Annual Meeting of Shareholders?

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. A shareholder who wants to submit a proposal to be included in the proxy statement for the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) must send the proposal to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received on or before November 21, 2019, unless the date of the 2020 Annual Meeting is changed by more than 30 days from May 3, 2020, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2020 Annual Meeting.

Shareholder Proposals or Director Nominees Not to be Included in Next Year’s Proxy Statement. A shareholder who wants to nominate a director or submit a proposal that will not be in the proxy statement but will be considered at the 2020 Annual Meeting, pursuant to the CSX bylaws, must send it to the principal office of CSX so that it is received not earlier than the close of business on January 4, 2020, nor later than the close of business on February 3, 2020 unless the date of the 2020 Annual Meeting is more than 30 days before or more than 70 days after May 3, 2020, in which case the nomination or proposal must be received not earlier than the 120th day prior to the date of the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2020 Annual Meeting or the 10th day following the day on which the Company first publicly announces the date of the 2020 Annual Meeting.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access). The Company’s bylaws provide “proxy access” by allowing a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to submit director nominees (up to the greater of two directors or the number of directors representing 20% of the Board) for inclusion in the Company’s proxy statement, subject to the other requirements set forth in the bylaws. To include a director nominee in the Company’s proxy statement for the 2020 Annual Meeting, the proposing shareholder(s) must send notice and the required information to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received by November 21, 2019.

Does the Board consider director nominees recommended by shareholders?

Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. The Governance Committee will evaluate possible nominees received from shareholders using the same criteria it uses for other director nominees. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, Florida 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below. Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. A shareholder nomination for the 2020 Annual Meeting must be delivered to the Company within the time periods described above and set forth in the Company’s bylaws.

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CRITERIA FOR BOARD MEMBERSHIP

Overview

Ten directors are to be elected to hold office until the 2020 Annual Meeting and their successors are elected and qualified. Each of the nominees was elected to the Board at the Company’s 2018 Annual Meeting of Shareholders. Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

Diversity

CSX strives to cultivate an environment that embraces teamwork and capitalizes on the value of diversity. Although the Board does not have a formal written diversity policy, the Governance Committee has a long-standing commitment to diversity and is guided by the Company’s diversity philosophy when considering director nominees. The Committee recognizes the importance of maintaining a Board with a broad scope of backgrounds and expertise that will expand the views and experiences available to the Board in its deliberations. Many factors are taken into account when evaluating director nominees, including their ability to assess and evaluate the Company’s strategies in the face of changing economic and regulatory environments that may impact customer and shareholder expectations. In addition, the Committee feels that candidates representing varied age, gender and cultural and ethnic backgrounds add to the overall diversity and viewpoints of the Board. The Governance Committee and the full Board believe that the director nominees listed below embody the breadth of backgrounds and experience necessary for a balanced and effective Board.

12 CSX Corporation 2019 Proxy Statement

Item 1: Election of Directors

Key Skills and Experience

In determining the qualifications of a director nominee, the Board and the Governance Committee consider the following to be key skills and areas of experience:

Business Operations	Business operations experience gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.
Corporate Governance	Corporate governance experience supports Board and management accountability, transparency and protection of shareholder interests.
Finance/Capital Allocation	Financial and capital allocation experience is important in evaluating the Company’s capital structure.
Financial Expertise/Literacy	Financial expertise and literacy is important because it assists directors with their oversight of financial reporting and internal controls.
Government/Public Policy	Government and public policy experience is important in understanding the regulatory environment in which the Company operates.
Risk Management	Risk management experience is critical to the Board’s risk oversight role.
Marketing/Sales	Marketing and sales experience is important to understanding the Company’s business strategies in developing new markets.
Talent Management	Talent management experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.
Transportation Industry	Transportation industry experience is important to understanding the dynamics within the freight transportation sector.

The chart below highlights some of the Board’s skills and experience as a group. The biography of each director also includes certain of their specific areas of expertise that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

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Item 1: Election of Directors

Board Nominees

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board believes that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations and financial markets. As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of the nominees and any executive officer of the Company. Although certain directors (Messrs. Hilal and Zillmer and Ms. Riefler) were nominated to the Board in 2017 in accordance with an agreement (the “MR Agreement”) between the Company and MR Argent Advisor LLC and its affiliated funds (“Mantle Ridge”), the MR Agreement terminated following the 2018 Annual Meeting. Therefore, these director nominees are not being nominated pursuant to the MR Agreement this year.

The Board unanimously recommends a vote FOR the election of the following Director nominees.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Donna M. Alvarado Independent Director Nominee
Age 70 Director since 2006	CSX Committees Audit / Compensation / Public Affairs	Other Public Directorships ●CoreCivic, Inc. ●Park National Corporation

Biographical Information

Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of Quest International, a global educational publishing company, from 1989 to 1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985 to 1989.

Skills and Qualifications

As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.

14 CSX Corporation 2019 Proxy Statement

Item 1: Election of Directors

Pamela L. Carter Independent Director Nominee
Age 69 Director since 2010	CSX Committees Executive / Finance (Chair) / Governance	Other Public Directorships ●Broadridge Financial Solutions, Inc. ●Enbridge Inc. ●Hewlett-Packard Enterprise Company

Biographical Information

Pamela L. Carter retired in July 2015 as Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Business, a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to be elected to the office of Attorney General in Indiana. Ms. Carter also became the first African-American woman to be elected state attorney general in the U.S. She served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services, and Securities Enforcement Attorney for the Office of the Secretary of State.

Skills and Qualifications

With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into operations, technology, regulatory, legal and public policy matters.

James M. Foote Management Director Nominee / Chief Executive Officer and President
Age 65 Director since 2017	CSX Committees Executive (Chair)	Other Public Directorships ●None

Biographical Information

James M. Foote, a senior executive with over 40 years of railroad industry experience in finance, operations and sales and marketing, was named President and Chief Executive Officer and a director of CSX in December 2017. Mr. Foote joined CSX as Executive Vice President and Chief Operating Officer in October 2017. Prior to joining CSX, Mr. Foote was President and Chief Executive Officer of Bright Rail Energy, a technology company formed in 2012 to design, develop and sell products that allow railroads to switch locomotives to natural gas power. Before heading Bright Rail, Mr. Foote was Executive Vice President, Sales and Marketing with Canadian National Railway Company (“Canadian National”). Mr. Foote joined Canadian National in 1995 as Vice President – Investor Relations to assist the company’s privatization. He also served as Vice President Sales and Marketing – Merchandise at Canadian National.

Skills and Qualifications

Mr. Foote has expertise in railroad operations, including the scheduled railroading operating model, and sales and marketing. He also provides the Board with significant knowledge and understanding of the Company and its business.

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Item 1: Election of Directors

Steven T. Halverson Independent Director Nominee
Age 64 Director since 2006	CSX Committees Audit / Compensation (Chair)	Other Public Directorships ●None

Biographical Information

Steven T. Halverson is the Chairman and former Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for GuideWell Mutual Insurance Holdings, Blue Cross Blue Shield of Florida, and is past chair of the Florida Council of 100, the Florida Chamber of Commerce, the Construction Industry Roundtable and the Jacksonville Civic Council. From 2008 until its sale to McKesson Corporation in 2013, Mr. Halverson served on the board of directors of PSS World Medical.

Skills and Qualifications

Mr. Halverson’s expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy and certain CSX markets. In addition, through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board.

Paul C. Hilal Director Nominee / Vice Chairman of the Board
Age 52 Director since 2017	CSX Committees Executive / Finance	Other Public Directorships ●None

Biographical Information

Paul C. Hilal founded and controls Mantle Ridge, and each of its related entities.

Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific Railway Limited (“Canadian Pacific”) where he was chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the Board of the Grameen Foundation – an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship.

Skills and Qualifications

Mr. Hilal draws on his experience as a value investor, as a capital allocator, and as an engaged director driving shareholder value. Additionally, through his railroad industry experience and perspective, Mr. Hilal provides the Board valuable insight regarding the financial aspects of CSX’s business.

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Item 1: Election of Directors

John D. McPherson Independent Director Nominee
Age 72 Director since 2008	CSX Committees Finance / Public Affairs	Other Public Directorships ●None

Biographical Information

John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012 to 2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express, a start-up passenger railroad that plans to operate between Los Angeles and Las Vegas. From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

Skills and Qualifications As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.

David M. Moffett Independent Director Nominee
Age 67 Director since 2015	CSX Committees Audit (Chair) / Executive / Finance	Other Public Directorships ●PayPal Holdings, Inc. ●Genworth Financial, Inc.

Biographical Information

David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, and as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

Mr. Moffett serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. In addition, he serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett also has served as a consultant to Bridgewater and Associates.

From 2007 to 2015, Mr. Moffett served on the board of directors of eBay, Inc. From 2010 to 2016, Mr. Moffett served on the board of directors of CIT Group Inc.

Skills and Qualifications

With his many years of experience as a chief executive officer or chief financial officer of public financial services companies, Mr. Moffett is able to provide valuable insight to the Board concerning financial matters. He is also able to leverage his significant public policy experience.

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Item 1: Election of Directors

Linda H. Riefler Independent Director Nominee
Age 57 Director since 2017	CSX Committees Audit / Compensation / Public Affairs	Other Public Directorships ●MSCI, Inc.

Biographical Information

Linda H. Riefler served as the Chairman of Global Research at Morgan Stanley from 2011 to 2013 and as Global Head of Research since 2008. From 2006 to 2008 she served as the Chief Talent Officer of Morgan Stanley, in which role she served on both the Management Committee for seven years and the Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a managing director in 1998.

Skills and Qualifications

Ms. Riefler draws on her experience at Morgan Stanley to provide the Board perspective on growth strategies, risk management, debt and equity financings, and capital market allocations.

J. Steven Whisler Independent Director Nominee
Age 64 Director since 2011	CSX Committees Audit / Finance	Other Public Directorships ●Brunswick Corporation ●International Paper Co.

Biographical Information

J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until his retirement in 2007. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

Skills and Qualifications

Through his prior tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with certain key markets.

18 CSX Corporation 2019 Proxy Statement

Item 1: Election of Directors

John J. Zillmer Independent Director Nominee / Chairman of the Board
Age 63 Director since 2017	CSX Committees Compensation / Executive / Governance (Chair) / Public Affairs	Other Public Directorships ●Ecolab, Inc. ●Veritiv Corporation ●Performance Food Group Company

Biographical Information

John J. Zillmer is the former Executive Chairman, President and Chief Executive Officer of Univar Inc., a global chemical distributor and Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. from 2005 to 2008, leading an operational transformation which has become an industry benchmark. He has also served as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in start-ups, early stage, growth equity, buyouts and acquisitions. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners. He previously served on the board of Reynolds American, Inc. from 2007 until its acquisition by British American Tobacco in 2017.

Skills and Qualifications

Mr. Zillmer provides the Board valuable insight on business optimization and improvement, in addition to labor relations, environmental safety, logistics, corporate governance and talent management.

What if a nominee is unable to serve as director?

If any of the nominees named above is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the size of the Board.

DIRECTOR INDEPENDENCE

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. In evaluating the independence of each of its directors, the Board considers the Nasdaq Global Select Market (“Nasdaq”) listing standards and reviews transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment by the director or director nominee in carrying out his or her responsibilities as a director, and thus, be inconsistent with a determination that the director or director nominee is independent. The Board also considers the independence of its committee members under applicable tax and securities laws.

In February 2019, after considering Nasdaq listing standards, the Board, upon recommendation from the Governance Committee, determined that the following director nominees are independent under the Nasdaq listing standards: Donna M. Alvarado, Pamela L. Carter, Steven T. Halverson, John D. McPherson, David M. Moffett, Linda H. Riefler, J. Steven Whisler and John J. Zillmer.

PRINCIPLES OF CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to the Company and its shareholders. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others should expect. Key corporate governance principles observed by the Board and the Company include:

●	separation of the roles of Chairman and Chief Executive Officer;
●	nomination of a slate of directors for election to the Board, a substantial majority of which are independent, as that term is defined in the Nasdaq listing standards;
●	establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;
●	the requirement that the Audit Committee, Compensation Committee and Governance Committee be comprised solely of independent directors (within the meaning of applicable tax and securities laws);

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Item 1: Election of Directors

●	authority for the Governance, Compensation and Audit Committees to retain outside, independent advisors and consultants when appropriate;
●	adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX;
●	adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification;
●	adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy;
●	a majority voting standard with a director resignation policy in an uncontested election; and
●	adoption of a proxy access bylaw.

CSX’s Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2018.

SHAREHOLDER OUTREACH AND ENGAGEMENT

We believe that on-going shareholder engagement is a key component of effective corporate governance that allows the Company to better understand evolving trends and enable strategic decision-making to deliver shareholder value. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider our shareholders’ views on important issues.

Senior leaders and subject matter experts from the Company meet routinely with representatives from many of our institutional shareholders and periodically with proxy advisory firms to discuss CSX’s business strategy, corporate governance practices, executive compensation, and environmental, social and governance matters. Members of the Board participate in these meetings from time to time.

In addition to this shareholder outreach, CSX also engages with shareholders and other interested parties through its participation in industry and investment community conferences, investor road shows, and analyst meetings. In addition, we continue to successfully engage with individual shareholders to advance issues that are in the best interests of our broad and diverse shareholder base.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Chairman of the Board or non-employee directors may forward correspondence to CSX Corporation, the Chairman of the Board, CSX Board of Directors, 500 Water Street, C160, Jacksonville, Florida 32202.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

Pursuant to its charter, the Audit Committee of the Board has primary responsibility for risk oversight. In addition to regular risk presentations to the Audit Committee, management periodically reports to the Board and its other committees on current risks and the Company’s approach to avoiding and mitigating risk exposure.

The Company’s Business Risk Management (“BRM”) program includes activities related to the identification, assessment, mitigation and monitoring of risks. The CSX risk universe is divided into the following broad risk categories:

Compliance — Risks directly impacting CSX’s ability to meet or comply with state, federal or local rules and regulations (e.g., environmental laws and regulations);

Strategic — Risks (and opportunities) directly impacting CSX’s ability to achieve or exceed its stated longer term strategic objectives (e.g., market demand shifts); and

External — Risks arising from events outside CSX and beyond the Company’s direct influence or control (e.g., economic downturn, cyber and other security risks).

The objective of the BRM program is to facilitate timely identification and review of new and existing risks along with overseeing the development and execution of mitigation plans. A well-established risk management structure is leveraged to govern the program. Risks are prioritized based on their potential impacts on the Company. On an ongoing basis, risks are evaluated to track the status of key mitigation activities along with the trends of key indicators. Ultimately, the BRM program provides an opportunity for business and functional leadership to collaborate on the key Company risks and identify needed mitigation steps to help advance the Company’s objectives.

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Item 1: Election of Directors

BOARD OF DIRECTORS’ ROLE IN SUCCESSION PLANNING

The Board is responsible for succession planning for the Board, as well as senior management, including the CEO. In addition to succession planning efforts by the Board and the Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise on an annual basis where it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior executive team and CEO succession, directors also discuss the pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and recommends development plans to ensure that management succession candidates are adequately prepared for planned and unexpected transitions.

TRANSACTIONS WITH RELATED PERSONS AND OTHER MATTERS

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing Related Person Transactions, but generally follows the procedures described below in accordance with Item 404 of Regulation S-K.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) CSX (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Person” includes: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On an annual basis, in response to the Directors and Officers Questionnaire (“Questionnaire”) and a Related Person Transaction survey (“Survey”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

●	information provided to the Board during the required annual affirmation of independence;
●	applicable responses to the Questionnaires and Surveys submitted to the Company; and
●	any other applicable information provided by any director or executive officer of the Company, or obtained through internal database queries.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq listing standards. The Audit Committee did not identify any Related Person Transactions during 2018 that are required to be reported pursuant to Item 404(a) of Regulation S-K.

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Item 1: Election of Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or in 2018 was, an executive officer or former executive officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

BOARD LEADERSHIP AND COMMITTEE STRUCTURE

The Board believes that at this time, and based on the Company’s current circumstances, the positions of Chairman and CEO should be separate, with the Chairman of the Board role being filled by an independent director. The duties of the Chairman include: (i) calling special meetings of the Board; (ii) presiding at all meetings of the Board and shareholders; (iii) in consultation with the Vice Chairman of the Board, determining the agenda, schedule and meeting materials for meetings of the Board; (iv) guiding Board discussions and facilitating discussions between the Board and the Company’s management; (v) interacting with the Company’s analysts, investors, employees and other key constituencies; and (vi) keeping the Vice Chairman informed, and consulting with the Vice Chairman, as to material internal and external discussions the Chairman has, and material developments the Chairman learns, about the Company and the Board.

The Chairman is assisted by a Vice Chairman. The duties of the Vice Chairman include: (i) providing input on the agenda, schedules and meeting materials for meetings of the Board; (ii) assisting in guiding Board discussions and facilitating communication between the Board and the Company’s management; (iii) interacting with the Company’s analysts, investors, employees and other key constituencies; (iv) performing the duties of Chairman in the absence or at the request of the Chairman; and (v) keeping the Chairman informed, and consulting with the Chairman, as to material internal and external discussions the Vice Chairman has, and material developments the Vice Chairman learns, about the Company and the Board.

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” As of the Record Date, the composition of the committees of the Board was as follows:

Director	Audit	Compensation	Executive	Finance	Governance	Public Affairs
Donna M. Alvarado	M	M				M
John B. Breaux			M		M	C
Pamela L. Carter			M	C	M
James M. Foote			C
Steven T. Halverson	M	C
Paul C. Hilal			M	M
John D. McPherson				M		M
David M. Moffett	C		M	M
Linda H. Riefler	M	M				M
J. Steven Whisler	M			M
John J. Zillmer		M	M		C	M
C  Chair          M Member

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Item 1: Election of Directors

Executive Committee     0 Meetings in 2018
The Executive Committee meets for the purpose of acting on behalf of the full Board between regularly scheduled meetings of the Board when time is of the essence. The Executive Committee has and may exercise all the authority of the Board, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended. Pursuant to the Executive Committee charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has seven members, consisting of the CEO, Chairman of the Board, Vice Chairman and the chairs of each of the five other standing committees.
Committee Chair James M. Foote Committee Members John B. Breaux Pamela L. Carter Steven T. Halverson Paul C. Hilal David M. Moffett John J. Zillmer

Independent Members

Audit Committee     8 Meetings in 2018
The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements and accounting methodology; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Registered Public Accounting Firm’s qualifications and independence; (iv) the Company’s risk management processes; (v) the performance of the Independent Registered Public Accounting Firm; and (vi) the Company’s internal audit function.

The Audit Committee recommends the appointment of the Independent Registered Public Accounting Firm and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Registered Public Accounting Firm, reviews the scope and methodology of the Independent Registered Public Accounting Firm’s proposed audits, reviews the Company’s financial statements and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Registered Public Accounting Firm and management. The Audit Committee is responsible for the approval of all services performed by the Independent Registered Public Accounting Firm. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters. As part of its risk management responsibilities, the Committee oversees cybersecurity risks.

The Audit Committee has five members, each of whom the Board, upon recommendation of the Governance Committee, has determined to be independent pursuant to the independence standards promulgated by Nasdaq and the SEC.

The Board has determined that all members of the Audit Committee are financially literate and Messrs. Moffett and Whisler are audit committee financial experts, as that term is defined by SEC rules and regulations. Please refer to the Report of the Audit Committee below for additional information.

Committee Chair David M. Moffett Committee Members Donna M. Alvarado Steven T. Halverson Linda H. Riefler J. Steven Whisler

Independent Members

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Item 1: Election of Directors

Compensation Committee     8 Meetings in 2018
The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) review the Company’s compensation practices and policies, benefit plans and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) monitor the Company’s benefit plans, practices, programs and policies maintained for employees and directors for compliance with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; and (vi) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Compensation Committee monitors the administration of certain executive and management compensation and benefit programs.

The Compensation Committee may, under its charter, delegate all or a portion of its duties and responsibilities to a subcommittee thereof as appropriate and consistent with applicable regulations, laws and exchange listing standards. The Compensation Committee has also retained the services of an independent compensation consultant to advise on executive compensation matters. The role of the compensation consultant in determining or recommending the amount or form of executive compensation is described in the Compensation Discussion and Analysis section of this Proxy Statement.

The Compensation Committee has four members each of whom qualifies as: (i) a “non-employee director” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; (ii) independent pursuant to the independence standards promulgated by Nasdaq; and (iii) an “outside director” under Section 162(m) of the Code.

No member of the Compensation Committee was an officer or employee of CSX during 2018. No member of the Compensation Committee is a former officer of CSX. During 2018, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one of more executive officers who serve on our Board of Directors or the Compensation Committee.

Committee Chair Steven T. Halverson Committee Members Donna M. Alvarado Linda H. Riefler John J. Zillmer

Independent Members

Finance Committee     6 Meetings in 2018
The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. In addition, the Committee reviews and recommends policies and practices related to dividends and share repurchase programs.
Committee Chair Pamela L. Carter Committee Members Paul C. Hilal John D. McPherson David M. Moffett J. Steven Whisler

Independent Members

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Item 1: Election of Directors

Governance Committee     7 Meetings in 2018
The Governance Committee identifies individuals qualified to become Board members and recommends candidates for election to the Board. In identifying and recommending director nominees, the Governance Committee uses criteria established by the Board with respect to qualifications for nominations to the Board and for continued membership on the Board. Additionally, the Committee reviews and makes recommendations to the Board regarding director independence. In considering potential director candidates, the Committee considers whether the individual has demonstrated leadership ability, integrity, values and judgment. The Governance Committee seeks to maintain a Board with a broad diversity of experience in business matters and the ability to assess and evaluate the role and policies of the Company in the face of changing economic conditions, regulatory environment and customer expectations.

The Governance Committee generally identifies nominees for directors through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on the director nominees, see Item 1: Election of Directors.

The Governance Committee has three members each of whom the Board has determined to be independent under the applicable Nasdaq rules.

The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. In addition, the Committee reviews and recommends changes to the Board regarding committee structure and director compensation.

Committee Chair John J. Zillmer Committee Members John B. Breaux Pamela L. Carter

Independent Members

Public Affairs Committee     5 Meetings in 2018
The Public Affairs Committee reviews significant legal, legislative and regulatory initiatives and rulemaking by federal, state, local and foreign government authorities, as well as other public issues of significance that affect the Company and its shareholders. The Committee also reviews key issues, assumptions, risks and opportunities that relate to the development and implementation of the Company’s operations and safety initiatives. Additionally, the Committee provides oversight of the Company’s compliance with legal requirements and internal policies relating to equal employment, diversity in the workplace, employee safety and environmental protection.
Committee Chair John B. Breaux Committee Members Donna M. Alvarado John D. McPherson Linda H. Riefler John J. Zillmer

Independent Members

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Item 1: Election of Directors

ANNUAL EVALUATION OF BOARD PERFORMANCE

The Board believes annual performance reviews are essential for ensuring overall effectiveness, including fulfilment of its oversight responsibilities, strategic planning and communications. For 2018, the Board evaluation process was initiated through detailed questionnaires. Individual director performance is then discussed with committee chairs or the Chairman of the Board, as appropriate. Summaries of the committee-specific feedback are provided to the relevant committee chairs, which are then reviewed with the Chairman of the Board. The Governance Committee reviews the evaluations and recommendations. Each standing committee also conducted an evaluation of its own performance.

MEETINGS OF THE BOARD AND EXECUTIVE SESSIONS

During 2018, there were 7 meetings of the Board. Each of the directors then serving attended at least 75% of the meetings of the Board and the committees on which he or she served. The non-employee directors met alone in executive session at each regular Board meeting. These executive sessions were chaired by the Chairman of the Board. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency. All but one director attended the 2018 Annual Meeting.

DIRECTOR COMPENSATION

The Board periodically, but at least once every three years, reviews and sets the compensation for the non-employee directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, peer benchmarking data and the level of compensation necessary to attract and retain qualified, independent directors.

Elements of Director Compensation

The following charts show director cash and equity compensation for fiscal year 2018.

Annual Retainer	Cash	Equity(1)
Base Retainer	$100,000	$150,000
(1)

Annual grant of CSX common stock in the amount of $150,000 with the number of shares based on the average closing price of CSX common stock in the months of November 2017, December 2017 and January 2018. Effective for 2019, the cash and equity base retainer for non-management directors has been increased to $112,500 and $162,500, respectively.

Incremental Amount Above Annual Retainer
Chairman of the Board	$250,000
Audit Committee Chair(2)	$20,000
Audit Committee Member	$5,000
Compensation Committee Chair	$20,000
Finance Committee Chair	$10,000
Public Affairs Committee Chair	$10,000
Governance Committee Chair	$15,000
(2)	The incremental retainer for the Audit Committee Chair has been increased to $25,000 for 2019.

Each non-employee director was eligible to defer all or a portion of his or her director’s fees in 2018, including cash and stock compensation, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a trust, with dividends credited in the form of shares.

26 CSX Corporation 2019 Proxy Statement

Item 1: Election of Directors

Matching Gift Program and Other Benefits

Non-management directors may participate in the CSX Directors’ Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per non-employee director per year. During 2018, six philanthropic organizations in areas served by the Company collectively received $230,000 under the Directors’ Matching Gift Program.

Non-employee directors also are eligible to receive other compensation and benefits as discussed below. The CEO does not receive compensation for his services as a director.

2018 DIRECTORS’ COMPENSATION TABLE

The following table summarizes the compensation of each of the non-employee directors in 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2),(3),(4) ($)	All Other Compensation(6) ($)	Total ($)
Donna M. Alvarado	$105,000	$145,191	$1,391	$251,582
John B. Breaux	$110,000	$145,191	$31,391	$286,582
Pamela L. Carter	$110,000	$145,191	$1,391	$256,582
Steven T. Halverson	$105,000	$145,191	$51,391	$301,582
Paul C. Hilal	$100,000	$145,191	$1,391	$246,582
Edward J. Kelly, III	$100,000	$387,158	$51,391	$538,549
John D. McPherson	$100,000	$145,191	$1,391	$246,582
David M. Moffett	$120,000	$145,191	$51,391	$316,582
Dennis H. Reilley	$120,000	$145,191	$1,391	$266,582
Linda H. Riefler	$105,000	$145,191	$1,391	$251,582
J. Steven Whisler	$105,000	$145,191	$51,391	$301,582
John J. Zillmer	$120,000	$145,191	$1,391	$266,582
(1)

Fees Earned or Paid in Cash – Includes a cash retainer of $100,000 and any Committee Chair or Audit Committee fees earned in 2018. Mr. Moffett elected to defer 100% of his cash retainer and fees in the form of cash into the Directors’ Plan. Messrs. Breaux and Whisler elected to defer 100% of their cash retainers and fees in the form of CSX stock into the Directors’ Plan.

(2)

Stock Awards – Amounts disclosed in this column are based on the February 7, 2018 grant date fair value of the annual stock grant to directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The number of shares is based on an award of $150,000 divided by the average closing price of CSX common stock in the months of November 2017, December 2017 and January 2018. All such stock awards to directors vested immediately upon grant.

(3)

Stock Awards – Mr. Kelly’s amount also includes a Non-Executive Chairman stock grant based on the February 7, 2018 grant date fair value calculated in accordance with FASB ASC Topic 718. The number of shares is based on an award of $250,000 divided by the average closing price of CSX common stock in the months of November 2017, December 2017 and January 2018. This stock award vested immediately upon grant.

(4)	Option Awards – There were no stock options granted to non-employee directors in 2018.
(5)

All Other Compensation – Includes excess liability insurance, Company match under the Directors’ Matching Gift Program and Company contributions under the Directors’ Charitable Gift Plan. The only perquisite to exceed $10,000 for any director was the Company match under the Directors’ Matching Gift Program, which includes matches in the following amounts: $50,000 for each of Messrs. Halverson, Kelly, Moffett and Whisler and $30,000 for Senator Breaux.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual cash retainer. If the annual cash retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. All non-employee directors who have served on the Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Corporate Governance.”

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The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Independent Registered Public Accounting Firm retained to audit the Company’s financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the Independent Registered Public Accounting Firm’s qualifications, performance and independence. When considering the Independent Registered Public Accounting Firm’s independence, the Audit Committee specifically considers non-audit fees and services. Additionally, the Audit Committee periodically considers whether there should be a rotation of the Independent Registered Public Accounting Firm. Furthermore, in conjunction with the mandated rotation of the Independent Registered Public Accounting Firm’s lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the Independent Registered Public Accounting Firm’s lead engagement partner.

The Audit Committee has selected and appointed Ernst & Young LLP (“EY”) as the Company’s Independent Registered Public Accounting Firm to audit and report on CSX’s financial statements for the fiscal year ending December 31, 2019. EY or its predecessors have continuously served as the Company’s Independent Registered Public Accounting Firm since 1981. The Audit Committee and the Board believe that the continued retention of EY as the Company’s Independent Registered Public Accounting Firm is in the best interests of the Company and its shareholders.

Action by shareholders is not required by law in the appointment of the Independent Registered Public Accounting Firm. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

EY has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of EY will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

The Board unanimously recommends that the shareholders vote FOR this proposal.

28 CSX Corporation 2019 Proxy Statement

Item 2: Ratification of Independent Registered Public Accounting Firm

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EY served as the Independent Registered Public Accounting Firm for the Company in 2018. The Audit Committee was responsible for the audit fee negotiations associated with the retention of EY. Fees paid to EY were as follows:

	2017	2018
Audit Fees: Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.	$3,063,000	$3,030,000
Audit Related Fees: Includes audits of employee benefit plans and subsidiary audits.	$159,000	$162,000
Tax Fees: Includes fees for tax compliance and tax advice and planning.	$136,000	$—
All Other Fees: Includes fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining EY’s independent status.	$76,000	$2,000

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for the approval of all services performed by EY. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any pre-approvals to the full Audit Committee for ratification at its next scheduled meeting.

All engagements expected to cost $250,000 or more require pre-approval of the full Audit Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2017 and 2018, all services performed by EY were pre-approved.

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The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, for establishing and maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During 2018, the Audit Committee was comprised solely of independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Audit Committee in 2018, together with appointment dates and meeting attendance, is set forth below:

Members	Committee Member Since	Attendance at Full Committee Meetings During 2018
David M. Moffett, Chairman	May 2015	8/8
Donna M. Alvarado	August 2006	8/8
Steven T. Halverson	August 2006	7/8
Linda H. Riefler	March 2017	8/8
J. Steven Whisler	May 2011	6/8

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm, and determines whether to re-engage the current independent registered public accounting firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the capabilities of the independent registered public accounting firm, technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained EY as the Company’s independent registered public accounting firm for 2019. Although the Audit Committee has the authority to appoint the independent registered public accounting firm, the Audit Committee intends to continue to recommend that the Board ask shareholders to ratify the appointment of the independent registered public accounting firm at the Annual Meeting.

EY, the Company’s independent registered public accounting firm for 2018, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018.

30 CSX Corporation 2019 Proxy Statement

Report of the Audit Committee

In this context, the Audit Committee has:

(i)	reviewed and discussed with management, the audited financial statements for the year ended December 31, 2018;
(ii)	discussed with EY, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”);
(iii)	received from EY, the written disclosures regarding auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed EY’s independence with them; and
(iv)	reviewed and discussed with management and EY, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the 2018 Annual Report.

Members of the Audit Committee

David M. Moffett, Chair
Donna M. Alvarado
Steven T. Halverson
Linda H. Riefler
J. Steven Whisler

Jacksonville, Florida

February 6, 2019

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ENVIRONMENTAL RESPONSIBILITY

Rail is the most environmentally friendly way to move goods over land, and CSX is working to lessen the environmental impact of its operations.

CSX continues to advance fuel efficiency by investing in a variety of technologies and operational strategies including Trip Optimizer, idle reduction technologies, distributed power, and trailing unit shutdown. Additionally, CSX has an active engine retrofit program in which it rebuilds or remanufactures older locomotives to current emissions standards to improve the overall efficiency and elevate the average tier level of the fleet. In 2017, CSX’s fuel efficiency improved to an all-time record – the company moves a ton of freight, on average, 488 miles on a single gallon of fuel.

CSX can move a ton of freight 488 miles on a single gallon of fuel.

CSX also invests in its infrastructure and facilities to improve energy efficiency and reduce local greenhouse gas emissions. Over the last five years, the Company has improved the efficiency of intermodal facilities – resulting in smaller paved footprints, less parking spots, far fewer diesel utility trucks, and more efficient electric cranes.

CSX also continues to make progress toward achieving its stated 2020 environmental goals.

2020 ENVIRONMENTAL GOALS
Reduce GHG emissions intensity by 6 to 8 percent	Reduce quantity of water consumed	Reduce hazardous waste generator status by 25 percent	Continue to elevate sustainable standards of construction

Increase energy blend to 10 percent renewable sources	Improve the quality of effluent water	Decrease asphalt, concrete and brick to landfill to zero	Encourage employees to take sustainable actions in their everyday jobs, such as conserving energy, reducing waste and identifying efficiencies

COMMUNITY INVESTMENT

CSX’s giving and volunteer programs extend the Company’s service culture deeper into the communities across its 23-state network.

CSX also supports communities through monetary and in-kind donations to nonprofit organizations, and by working with select service partners to help us extend our impact. CSX employees can also take advantage of volunteer service opportunities to support their choice of nonprofit organizations.

32 CSX Corporation 2019 Proxy Statement

This Compensation Discussion and Analysis (“CD&A”) describes the principles of the Company’s executive compensation programs, how those principles are applied and how the Company’s compensation programs are designed to drive executive performance and create sustainable long-term shareholder value. This CD&A focuses on the compensation of the Named Executive Officers (“NEOs”) as of December 31, 2018, who are listed below.

Name	Title
James M. Foote	President and Chief Executive Officer (“CEO”)
Frank A. Lonegro	Executive Vice President and Chief Financial Officer (“CFO”)
Edmond L. Harris	Executive Vice President – Operations, CSX Transportation, Inc.
Mark K. Wallace	Executive Vice President – Sales and Marketing
Nathan D. Goldman	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXECUTIVE OVERVIEW

2018 Business Highlights

Building on the introduction of the scheduled railroading operating model in 2017, CSX delivered transformative performance improvement and operating efficiency in 2018. Under the first full year of leadership of President and CEO James M. Foote, the Company continued to drive efficiencies under the new operating model to achieve record operating performance and financial results. In 2018, the Company implemented an organizational realignment of the operating departments, which focused on network simplification while intensifying safety efforts. In addition, the leadership team met with customers and investors to: (i) provide further details on the new operating model, including the Company’s commitment to providing an industry-leading service product; (ii) communicate changes taking place; and (iii) build confidence in the model’s potential for long-term success.

CSX continues to deliver value to shareholders through a balanced approach to deploying cash that includes investments in the business and distributions to shareholders. In 2018, CSX returned approximately $5.4 billion to its shareholders in the form of dividends and share repurchases. In 2018, the Company also invested approximately $1.75 billion to further enhance safety, service, capacity and flexibility of its network. In January 2019, the Company announced a new $5 billion share repurchase program.

As a result of the scheduled railroading operating model and the renewed focus on driving a safe, efficient and customer-focused railroad, the Company was able to generate record productivity and profits. Key 2018 business highlights included:

Operating Income	Operating Ratio	Productivity Gains	Fully-Diluted EPS	Total Shareholder Return	Capital Returned to Shareholders
$4.87B	60.3%	$365M	$3.84	14.5%	$5.4B

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Compensation Discussion and Analysis

The Scheduled Railroading Operating Model

Based on five foundational principles — operating safely, optimizing asset utilization, controlling costs, improving customer service, and valuing and developing employees — scheduled railroading drives efficiency by streamlining the rail network and simplifying the operating plan. The fundamental difference between traditional railroading and scheduled railroading is that the former focuses on meeting train schedules, whereas scheduled railroading requires CSX to develop a trip plan for each rail car and focuses on moving customers’ freight as efficiently as possible by eliminating unnecessary handlings. As a result, the operations team has significantly reduced the number of car handlings that previously slowed the movement of cars across the network and impaired timely service to customers. Much of this was accomplished through a reduction in the number of hump classification yards that process cars from inbound trains and build outbound trains. At the beginning of the scheduled railroading transformation, CSX had twelve hump yards on the network; today it has five.

Scheduled railroading drives efficiency through improved use of assets, with a focus on reducing the time that locomotives and rail cars are not moving freight. As such, the Company has removed more than 1,000 locomotives (approximately 25%) from active service and reduced its number of locomotive shops from ten to five. In addition, the Company has taken more than 22,000 rail cars (approximately 16%) out of the system, which enhances efficiencies and reduces maintenance costs.

Organizational efficiency is a hallmark of scheduled railroading. For example, over the past year, the network’s previous nine dispatching offices have been consolidated into one dispatching center in Jacksonville, Florida. While scheduled railroading recognizes that some functions are handled more effectively in a centralized location, another primary tenant of the model is that decision-making is more efficient when it takes place as close as possible to where the work is performed. A major organizational realignment in 2018 created East and West operating territories, each with two operating regions that oversee all three primary operating functions — transportation, mechanical and engineering. In addition, administrative support employees were assigned and relocated to the regions, where they work closely with teams in the field and quickly address local priorities. Another example involved the consolidation of customer service functions, including shipment tracking, problem resolution and transactional systems, into the sales and marketing organization to eliminate redundancies and create a more positive customer experience. These changes have improved customer service and resulted in a more efficient, engaged and productive workforce.

Delivering Results

The efficiencies achieved through the scheduled railroading operating model and improved business practices across the organization have resulted in significantly stronger performance and financial results. Throughout the year, the Company demonstrated that enhanced asset utilization improves service and lowers costs. The simplified network and operating plan contributed to historic lows in average rail car dwell time (the amount of time cars spend in terminals versus moving toward their destinations) and record highs in average train velocity. For 2018, the average dwell time improved 15% to 9.6 hours and velocity improved 19% to 17.9 m.p.h. The correlation between improved efficiency and better service was also reflected in a 26% reduction in locomotive failures despite the closure of half of the railroad’s locomotive shops.

As a result of the scheduled railroading operating model, the Company offers a service product that provides capacity to accommodate customers’ growth, while offering better supply chain solutions and a more reliable, higher value-added solution for customers’ transportation requirements. We are initiating more frequent, transparent communication with customers about service solutions and enhancements. For example, the CSX Customer Engagement Forum is a meeting hosted with select customers and CSX executives to understand customer perspectives on our service and how CSX can leverage the performance improvements of scheduled railroading to add value to their businesses.

34 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

The CSX leadership team devoted significant attention and resources to improving the Company’s safety performance in 2018. A new chief safety officer was added to the leadership team, and a comprehensive safety assessment was performed by an external safety consultant. The Company adopted a program of safety enhancements that included a renewed focus on operating rules compliance and a revised discipline policy that places greater emphasis on education and training.

With a continued focus on operating and safety performance, CSX delivered record financial results in 2018. The Company reduced its operating ratio — the percentage of every revenue dollar that is used to cover operating expenses — to nearly 60%, eclipsing its 2018 goal. At the same time, revenue increased 7% for the year and operating income increased by 31% year-over-year. The revenue increase was driven in part by economic factors but also reflected improved service. The sales and marketing team pursued profitable new business opportunities based on the added value of a faster and more reliable service product.

Aligned for Success

The Company’s incentive pay programs were adjusted in 2018 to more closely align with the principles of the scheduled railroading for the purpose of driving improved performance and delivering value for shareholders. In addition, the changes were designed to motivate and engage employees through emphasis on factors over which they exercise more direct control thereby creating a stronger pay for performance environment.

Led by a strong management focus and clearly defined operating model, CSX employees advanced the Company’s scheduled railroading vision throughout 2018, demonstrating to customers and shareholders the effectiveness of the model for achieving industry-leading levels of performance.

EXECUTIVE COMPENSATION PRACTICES

What are the primary objectives of the Company’s executive compensation programs?

The primary objectives of the executive compensation programs are to:

●	Drive business and financial performance. Inspire leaders to achieve or exceed short and long-term business goals and objectives that are straight-forward, relevant and applicable to achieving strong financial results.
●	Focus on long-term success. Mitigate inappropriate risk-taking and hold leaders accountable for long-term, sustainable business results that provide strong returns for shareholders.
●	Align ownership interests with shareholders. Require that a significant portion of total compensation be performance-based equity to align the long-term interests of executives with those of the Company’s shareholders.
●	Attract and retain high-performing talent. Use competitive compensation and benefits programs to attract and retain talented, engaged, high-performing executives with specific skill sets and relevant experience to continue to drive the business forward, create shareholder value and develop and motivate future leaders of CSX.

The Compensation Committee (for the purposes of the CD&A, the “Committee”) believes that a strong and engaged executive leadership team is critical to driving Company and employee performance and delivering shareholder value. Accordingly, the Committee has designed executive compensation programs to motivate management to drive stronger performance and align compensation with the short-term and long-term success of the Company. When designing the Company’s executive compensation programs, the Committee considers shareholder input through the annual say-on-pay vote.

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Compensation Discussion and Analysis

How do the Company’s Executive Compensation Programs Align with Leading Governance Practices?

The Committee has established executive compensation programs that incorporate leading governance principles. Highlighted below are executive compensation practices that drive performance and support strong corporate governance.

CSX Executive Compensation Practices Include:
CSX Executive Compensation
Practices Do NOT Include / Allow:
✕Re-pricing of underwater options without shareholder approval
✕Excise tax gross ups
✕Dividends or dividend equivalents on unvested performance units
✕Recycling of shares withheld for taxes
✕Hedging or pledging of CSX common stock[1]

✓Significant percentage of executive compensation that is performance-based
✓Performance measures that are highly correlated to shareholder value creation
✓Engagement of an independent compensation committee consultant
✓Significant share ownership requirements for Vice President-level executives and above and non-employee directors
✓Change of control agreements require a double-trigger (i.e., change of control plus termination) for severance purposes
✓Clawback provisions in all short and long-term incentive compensation plans
✓Inclusion of multiple financial measures in short and long-term incentive compensation plans
✓Annual risk assessment of all compensation programs by an independent consultant
✓Use of payout caps on short-term incentives and performance units

[1]	The Mantle Ridge group of entities, which are controlled by Mr. Hilal, pledged shares of CSX common stock as collateral under a secured credit facility with a third-party lender prior to Mr. Hilal becoming a director at CSX.

What is the role of the Compensation Committee?

The Committee oversees the development and approval of the Company’s executive compensation philosophy, strategy and design. The Committee strives to reward performance through compensation plans that appropriately motivate and engage employees and support shareholder value creation while taking into account independent market data and market-competitive practices. In developing performance targets for the short and long-term incentive plans, the Committee reviews, among other factors, the annual and three-year business plans and economic environment. In assessing performance of the NEOs to determine incentive compensation payouts, the Committee conducts a detailed review of business goals and associated results. In accordance with its charter, the Committee may delegate to (i) the CEO or other members of executive management, the authority to adopt, amend or terminate any of the Company’s plans, policies or programs, subject to the limitations set forth in the applicable plan, policy or program, (ii) the CEO or the senior human resource officer, acting in consultation with the CEO, the authority to review and approve grants of stock options, stock appreciation rights, restricted stock, performance shares and other stock-related incentives to employees of the Company other than the CEO and other Section 16 officers and (iii) a subcommittee of the Committee, all or a portion of the Committee’s duties and responsibilities, consistent with applicable regulations, laws and listing standards.

What data does the Committee consider when determining executive compensation?

The Committee annually evaluates competitive compensation data for the NEOs, including base salary and short and long-term incentives with that of similar positions at peer railroads and general industry companies that are part of the comparator group. For purposes of evaluating targeted compensation amounts for the NEOs, the Committee reviews market data at the 25th, 50th and 75th percentiles of the comparator group. The Committee considers the following factors, among others, in evaluating target compensation levels:

●	Contribution to the Company’s financial results;
●	Effectiveness in leading the Company’s business strategy to implement the scheduled railroading operating model;
●	Performance compared to the specific goals, objectives and measures determined for CSX and for the individual executive at the beginning of the year;
●	Contribution in creating a culture that aligns with the CSX Code of Ethics, as well as communicating and reinforcing the guiding principles of scheduled railroading; and
●	The nature, scope and level of the executive’s responsibilities internally relative to other executives and externally based on the comparator group;

In keeping with past practices, the Committee developed a customized comparator group for 2018 comprised of 15 primarily U.S.-based companies and North American railroads (the “Comparator Group”) to help guide total compensation decisions at CSX. The Committee annually assesses and approves the Comparator Group to ensure that it reflects market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. In addition, the Committee reviews the degree of overlap with proxy advisory peer companies. As a result of its review for 2018, the Committee approved the Comparator Group with changes from the prior year. The Company believes the use of the Comparator Group allows for a nuanced analysis of various total compensation components.

36 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

2018 COMPARATOR GROUP

Assets as of Fiscal Year-end 2018 (in millions)	Market Capitalization as of December 31, 2018 (in millions)

What is the role of the independent compensation consultant?

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in fulfilling its duties. The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analysis and to assist in the development and evaluation of the Company’s executive compensation programs. The Consultant reports directly to the Committee chair, and generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rates approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time it decides whether to renew the Consultant’s annual engagement. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee. In 2018, the Committee determined that: (i) the relationships and work of the Consultant and its professionals did not present any conflict of interest; and (ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and non-employee directors of the Company.

In 2018, the Consultant’s duties and responsibilities included:

●	Assisting in the development of a comparator group of companies for compensation comparison purposes;
●	Analyzing competitive practices, financial information, stock price and other performance data;
●	Reviewing compensation governance practices, including a risk assessment related to the Company’s compensation plans and practices;
●	Assessing compensation plan design in the context of the Company’s business goals, shareholder impact and employee engagement;
●	Reviewing performance targets and assessing performance against targets for the Company’s short and long-term incentive plans;
●	Providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance;
●	Consulting with the Committee chair to plan and prioritize Committee agenda items; and
●	Providing the Committee with an annual independence letter.

How does the Compensation Committee evaluate risk in connection with executive compensation programs?

The Committee believes appropriately structured compensation programs should take into consideration enterprise risks and discourage behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, the Committee and its Consultant regularly review the Company’s enterprise risks and compensation plan design to consider whether the plans motivate the appropriate behaviors and mitigate unnecessary or excessive risk-taking.

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Compensation Discussion and Analysis

Each year, the Committee reviews a risk assessment prepared by management and the Consultant that focuses on the structure, key features and risk mitigating factors included in the Company’s executive compensation programs. This risk assessment:

●	Describes the process for establishing the Company’s executive compensation programs;
●	Reviews potential risks and mitigating factors related to the Company’s executive compensation programs;
●	Analyzes the relationship between the executive compensation programs and the Company’s enterprise risks identified through the Company’s business risk mitigation process; and
●	When appropriate, provides recommendations for potential enhancements to further mitigate compensation risks.

The risk assessment, which includes a summary of all executive compensation programs and participation, helps the Committee evaluate: (i) the nature of the risks inherent in the Company’s executive compensation programs; and (ii) whether the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness. In 2018, this assessment led to a conclusion by management, with the help of the Consultant, that the executive compensation programs of the Company were appropriately designed to mitigate compensation risk. As a result, the Committee believes that any risks arising from its executive compensation policies and practices are not likely to have a material adverse effect on the Company.

In addition, the following features of the Company’s executive compensation programs serve to mitigate excessive risk-taking:

●	Total compensation is appropriately balanced between (i) fixed and variable compensation and (ii) short and long-term incentive plans;
●	Significant weighting towards long-term incentive compensation discourages short-term risk-taking;
●	Multiple long-term incentive compensation vehicles with overlapping vesting periods are used, including performance units, nonqualified stock options and/or restricted stock units (“RSUs”);
●	Performance measures for short and long-term incentive awards align with the Company’s scheduled railroading operating plan and other business goals;
●	Clawback provisions in short and long-term incentive plans require repayment of awards in certain circumstances;
●	Financial performance measures have a strong, relevant correlation to long-term shareholder value creation;
●	Multiple financial performance measures in the short and long-term incentive plans provide a balanced approach;
●	Short and long-term incentive awards include maximum payout caps for NEOs on financial performance measures;
●	Internal controls over the measurement and calculation of performance measures protect data integrity; and
●	Share ownership guidelines reinforce alignment of executive and shareholder interests.

What are the elements of the Company’s 2018 executive compensation programs?

The various components of the Company’s compensation programs include base salary and short and long-term incentive compensation. The Company also provides retirement and other employee benefits, non-qualified deferred compensation plans and limited perquisites. The NEOs generally participate in the same benefit programs as all eligible employees.

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to the Company’s NEOs within the framework described herein. The objective is to provide total compensation opportunities that are competitive with those provided by companies in the Comparator Group, with actual payment of incentive compensation dependent upon the achievement of both the Company and individual performance. The Committee bases its decisions on whether each award provides an appropriate incentive for individual performance that is consistent with the Company’s executive compensation objectives.

Pay Element	Form	Performance	Objective
Salary	Cash	Based on assessment of individual experience, scope of responsibilities, individual performance and long-term shareholder value creation	Recruit and retain talented leaders
Short-Term Incentives	Cash	The performance measures for the cash awards are: ●Operating Income (50%) ●Operating Ratio (50%)	Reward executives and eligible employees for driving performance within a one-year period
Long-Term Incentives	●Performance Units (60%) ●Stock Options (40%)	The performance measures for the performance units are: ●Operating Ratio (50%) ●Free Cash Flow (50%) ●Formulaic linear Relative TSR modifier (upward or downward) with 225% maximum	Incent and reward behaviors that support strategic and business-aligned initiatives to drive shareholder value over a three-year period

38 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

What is the 2018 target compensation mix for the CEO and other NEOs?

The Company’s executive compensation philosophy requires that a substantial portion of total compensation be at-risk and consist of performance-based incentives that link to CSX’s financial and operating results. In addition, the Committee strives to strike an appropriate balance between short and long-term compensation. The mix between fixed and variable compensation and short-term and long-term compensation is designed to align the NEOs’ financial incentives with shareholder interests. In 2018, approximately 89% of the CEO’s targeted Total Direct Compensation and an average of 82% of the other NEOs’ targeted Total Direct Compensation was performance-based and at-risk. The at-risk component of executive compensation means that if the Company did not meet or exceed the pre-established threshold performance levels, the executive would not receive a payout under the applicable short or long-term incentive plan.

For 2018, the Company enhanced the mix of long-term incentive compensation for the executive team to be more strongly focused on performance, with long-term incentive compensation comprised of 60% Performance Units and 40% stock options. The chart below illustrates the amount of target Total Direct Compensation, including compensation that is at-risk, for the CEO and the other NEOs. Actual percentages of realized compensation may vary in a given year depending on the payouts under the incentive compensation programs and the Company’s stock price performance.

2018 CEO TARGET COMPENSATION MIX	2018 NEO TARGET COMPENSATION MIX (EXCLUDING CEO)

2018 BASE SALARY

How is base salary determined?

The Committee determines a base salary for each executive based on its assessment of the individual’s experience, scope of responsibilities, individual performance and long-term shareholder value creation. The Committee also considers salary data for similar positions within the Comparator Group. Base salary may represent a larger or smaller percentage of total compensation if actual Company and individual performance under the short and long-term incentive plans discussed below fall short of or exceed pre-established performance targets.

2018 SHORT-TERM INCENTIVE COMPENSATION

The Company’s 2018 Management Incentive Compensation Plan (the “2018 MICP”) was designed to reward executives and eligible employees for driving Company performance over a one-year period. As discussed earlier in the CD&A, the Committee annually reviews the goals and measures used to drive business results and create value for shareholders. Each NEO has an incentive opportunity expressed as a percentage of base salary earned during the year (“Target Incentive Opportunity”). In 2018, the Target Incentive Opportunity level for Mr. Foote was 125% of his base salary and the Target Incentive Opportunity level for Messrs. Lonegro, Harris, Wallace and Goldman was 90% of base salary.

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Compensation Discussion and Analysis

What were the performance measures for the 2018 MICP?

To determine the payout, the Committee assesses the Company’s performance against the performance goals for the year. In 2018, the financial goals for the 2018 MICP continued to focus on operating efficiency. The specific performance goals were operating income and operating ratio. Operating income is used to gauge the general health and profitability of the core business, while operating ratio indicates the efficiency of the Company’s operations.

The operating income and operating ratio performance goals can each result in a payment between 0% and 100% of the NEO’s Target Incentive Opportunity, and each is weighted 50% of the potential total payout. Therefore, the actual payout can range between 0% and 200% of the NEO’s Target Incentive Opportunity. However, a threshold performance level must be achieved on either measure to receive a payout. As shown in the Summary Compensation Table, the actual 2018 payouts were paid in cash and reflect the Company’s financial performance and individual NEO performance.

Operating Ratio	=	Operating Expenses
Operating Revenues

Operating Income	=	Operating Revenue less
Operating Expenses

2018 MICP Targets and Potential Payout Percentages

Operating Income (100% maximum payout)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
$3.850 billion	$4.035 billion	$4.190 billion

Operating Ratio (100% maximum payout)[1]
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
66.3%	64.8%	63.5%
[1]

The 2018 MICP included a formulaic adjustment to the operating ratio performance goal by a pre-determined amount if the average cost of highway diesel fuel was outside the range of $2.65 to $3.15 per gallon. This adjustment is designed to account for the potential impact that volatile fuel prices have on expenses and operating ratio. Based on an average price per gallon of highway diesel fuel of $3.19 during 2018, the adjusted threshold, target and maximum targets were 66.4%, 64.9%, and 63.6%, respectively.

What was the payout under the 2018 MICP?

The operating income target for 2018 was set at $4.035 billion and the operating ratio target was set at 64.9% (adjusted for actual average price of highway diesel fuel) based on the Company’s business plan. For 2018, the Company achieved above-target operating income of $4.869 billion and an above-target operating ratio of 60.3%. Operating income and operating ratio performance resulted in a 200% payout of target incentive opportunities, as both measures exceeded their maximum targets of $4.190 billion and 63.6%, respectively.

[1]

At the time the 2018 MICP was approved by the Committee, a provision was made for the adjustment of the operating ratio performance goals by a pre-determined amount if the cost of highway diesel fuel was outside the range of $2.65 - $3.15 per gallon.

Similar to how management assesses the performance of all eligible employees, the Committee annually assesses the individual performance of each NEO and determines payout amounts, which were capped at the maximum Company payout of 200% for 2018. The Committee approved a 200% annual incentive payout for all of the NEOs and such payouts were reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

40 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

How has the 2018 MICP contributed to improved Company performance?

The Committee believes that the short-term measures are directly aligned with the Company’s financial goals, are well-understood by employees, support our long-term strategy, and help deliver shareholder value and retain critical talent. Improvements in operating performance have been driven by the adoption of the scheduled railroading operating model. The Committee believes that sustained improvements in operating efficiencies will continue to play a critical role in the continued creation of shareholder value.

Does the 2018 MICP have a clawback provision?

Payouts made under the 2018 MICP may be subject to recovery or clawback, and an employee who has received a payout will be required to promptly return the monies (or any portion of the monies requested by the Company) in each of the following circumstances: (i) if it is determined that the employee engaged in misconduct, including but not limited to, dishonesty, fraud (including reporting inaccurate financial information), theft, or other serious misconduct as determined by the Company, or (ii) if the payout is otherwise required to be recovered by law or court order (i.e. garnishment).

The 2018 MICP contains provisions requiring NEOs to repay the Company portions of any payment received if: (i) within the two-year period following the receipt of the payment, the Company is required to restate its financial statements due to accounting irregularities; and (ii) the payment amount received exceeded the otherwise proper payment based on the restated financials.

LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation is intended to promote behaviors that support business initiatives to drive shareholder value over a multi-year period. This is accomplished by providing equity-based incentives focused on financial performance measures that: (i) have a historically high correlation to shareholder returns; (ii) are within management’s direct control; and (iii) encourage long-term commitment to delivering shareholder value. Long-term incentives have been granted under the shareholder-approved 2010 CSX Stock and Incentive Award Plan (the “2010 Stock Plan”). Subject to approval by shareholders at the Annual Meeting, the Company adopted the 2019 Stock and Incentive Award Plan (the “2019 Stock Plan” and together with the 2010 Stock Plan, the “Stock Plans”), under which future awards would be granted.

The 2010 Stock Plans allow for different types of equity-based awards and provide flexibility in compensation design to attract, retain and engage high-performing NEOs and eligible participants. The Committee determines the mix of equity vehicles annually to motivate the appropriate behaviors and align Company and NEO performance to shareholder interests and value creation. The mix has historically included performance units, stock options and/or RSUs to align the NEOs’ interests with those of shareholders, and achieve key performance goals and absolute stock price appreciation.

What forms of long-term incentive compensation are granted to NEOs?

A significant portion of the NEOs’ compensation is provided under the annual long-term incentive plan (“LTIP”). Each year, a market competitive long-term incentive target grant value is identified for each eligible position level and converted into the appropriate number of performance units, stock options and/or RSUs based on the average closing value of CSX common stock for the full three-month period prior to the grant or the Black-Scholes value for that same period, as applicable. The grants associated with each three-year cycle are reviewed and approved by the Committee each year for all eligible participants, including the NEOs. These grants are made and the performance targets set following the annual Board review of the Company’s business plan for the applicable upcoming three-year period.

Each three-year LTIP cycle is comprised of equity-based awards that are designed to emphasize performance while aligning NEO interests with those of shareholders by: (i) linking the payout’s value to share price; (ii) focusing on long-term shareholder value creation; (iii) incenting the appropriate behaviors; and (iv) mitigating excessive risk. The three-year performance cycles run concurrently, so the Company may have up to three active cycles during a given year. The 2016-2018 performance cycle closed on December 31, 2018, and was paid out in January 2019. The 2017-2019, 2018-2020 and 2019-2021 cycles remain in progress. For the 2016-2018 and 2017-2019 LTIPs, the NEOs received performance units, stock options and RSUs. For the 2018-2020 and 2019-2021 LTIPs, the NEOs received performance units and stock options. The removal of RSUs from the LTIP equity mix for NEOs was designed to increase the portion of the LTIP grant subject to performance conditions in further support of our pay-for-performance culture.

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Compensation Discussion and Analysis

Performance Units. Performance units are granted at the beginning of the applicable performance period in accordance with the LTIP, as described below. Awards are paid in the form of CSX common stock at the end of the performance period assuming the attainment of Company performance goals. Performance units are subject to forfeiture if a participant’s employment terminates before the end of the performance cycle for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants, other than Messrs. Foote and Harris, receive a pro-rata portion of their award based on the number of months completed in the LTIP cycle. The employment agreements for Messrs. Foote and Harris provide that, in connection with the retirement, their full awards will continue to vest through the end of any outstanding LTIP cycles.

Performance unit payouts for each LTIP cycle, if any, do not occur until approved by the Committee in January of the year following the last year of the three-year performance cycle. These payouts can vary from the target grants in terms of both the number of shares paid out due to financial performance and the market value of CSX common stock at the time of payout compared to the price on the original grant date. Based on actual performance, as discussed below, the performance unit payouts for the NEOs at the end of the performance cycle can range from 0% to 200% of the target grants (the 2019-2021 can range 0% to 225%), and can be of lessor or greater value than the original grant value based on the price of CSX common stock.

Stock Options. Nonqualified stock options require stock price appreciation to deliver any value. As a result, they reinforce leadership’s focus on the importance of value creation for shareholders. Stock options provide participants with the right, but not the obligation, to buy CSX stock at an agreed-upon price within 10 years of the date of grant. The exercise price of the stock options is established as the closing stock price on the date of grant. The Stock Plans prohibit the repricing of outstanding stock options without the approval of shareholders. Stock options are subject to forfeiture if a participant’s employment terminates before the end of the vesting period for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants receive a pro-rata portion of the award based on the number of months completed in the cycle. The employment agreements for Messrs. Foote and Harris provide that, in connection with their retirement, their full awards will continue to vest in accordance with their terms.

What were the performance measures for the 2016-2018 LTIP?

The 2016-2018 LTIP used operating ratio and return on assets (“ROA”) on an equally weighted basis to measure the Company’s performance. These measures were selected prior to the implementation of the scheduled railroading operating model.

Operating ratio has a historically high correlation to the Company’s stock price and serves as a key financial performance measure for CSX and the railroad industry. As such, the use of operating ratio has strengthened participants’ understanding of how they can impact Company performance and drive operating efficiency. Long-term improvements in operating ratio have increased operating income and earnings, and created value for shareholders. ROA was chosen as a performance measure to drive efficient asset utilization. Operating ratio and ROA were each weighted 50% of the total payout opportunity and were measured independently of the other.

Operating Ratio (OR)	=	Operating Expenses
Operating Revenues

Return on Assets (ROA)	=	Tax-Adjusted Operating Income
Net Property

The threshold, target and maximum payouts for each measure are 10%, 50% and 100%, respectively, generating a total target payout of 100% and a maximum possible payout of 200% for the 2016-2018 LTIP. The 2016-2018 LTIP measured cumulative operating ratio and average ROA over a 12-quarter period from January 2016 through December 2018. The ROA goals required a minimum capital spend of $6 billion during the cycle.

In addition to operating ratio and ROA, the Committee maintained downward discretion on the payouts for NEOs who received this grant (Messrs. Lonegro and Goldman) based on relative total shareholder return (“Relative TSR”). If the Company’s 2016-2018 Relative TSR was in the bottom quartile of any of three different performance comparison groups for the 12-quarter period, the Committee had discretion to reduce the payout by up to 30%.

The Committee recognizes that operating ratio is a measure in the short and long-term plans, but believes inclusion in both plans (beginning in 2017 with the implementation of scheduled railroading for the short-term plan) reflects the criticality of the alignment between operating ratio and the focus on operating efficiencies as a key principle of scheduled railroading. The Committee does not believe this overlap will create inappropriate risk-taking since the measurement periods are different (one vs. three years), and operational measures and reviews are in place to monitor risk. The Committee annually reviews the measures used for each short and long-term incentive cycle, and makes changes as appropriate.

42 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

What were the financial goals for the 2016-2018 LTIP?

The LTIP targets for the 2016-2018 LTIP were set to provide an incentive to continue growing long-term shareholder value. The goals were set in February 2016 based on the three-year business plan at the time of the adoption and preceded the leadership change and implementation of scheduled railroading. At the time of approval of the 2016-2018 LTIP, the Company was forecasting an operating ratio for 2016, of 72.7%, which was higher than the prior year operating ratio of 69.7%. This projection was based on a forecasted 4% decrease in freight volume in 2016, driven largely by anticipated declines in coal and crude oil volumes. The cumulative operating ratio for the 2016-2018 LTIP was projected to be between 71.0% and 72.0%.

Based on these assumptions, the targets under the 2016-2018 LTIP were as follows:

Cumulative Operating Ratio (100% maximum payout)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
75.5%	72.0% - 71.0%	69.5%

Return on Assets (100% maximum payout)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
5.0%	6.2% - 6.7%	8.0%

At the time the 2016-2018 LTIP was approved by the Committee, a provision was made for the adjustment of the operating ratio performance goals by a pre-determined amount if the average cost of highway diesel fuel was outside the range of $2.62 - $3.12 per gallon. A similar adjustment is included in the plan design for each LTIP due to the significant impact volatile fuel prices have on expenses and operating ratio. Based on an average price per gallon of highway diesel fuel of $2.72 during the 2016-2018 LTIP, no operating ratio goal adjustments were made.

Beginning in 2017, the Company’s operating model was substantially changed with the implementation of scheduled railroading, which shifted focus to improved efficiencies and cost reduction. These changes had an overwhelmingly positive impact on operating performance, earnings, and shareholder value creation.

HISTORICAL OPERATING RATIO AND OPERATING INCOME

What was the actual payout for the 2016-2018 LTIP?

Based on a cumulative operating ratio of 65.0% and an average ROA of 8.03% for the cycle, the 2016-2018 LTIP was paid out at 200% in January 2019. The Company’s Relative TSR performance against the S&P 500, S&P 500 Transportation Industry and peer railroads was in the top quartile of all three comparison groups for the cycle, so the Committee determined that there was no basis for a downward adjustment and did not exercise its downward discretion in this regard. Messrs. Foote, Harris and Wallace did not receive a payout under the 2016-2018 LTIP since they were not employed with CSX in 2016, when the cycle and awards were approved and granted by the Committee.

What are the performance measures for the outstanding LTIPs?

Similar to the 2016-2018 LTIP, the 2017-2019 LTIP uses operating ratio and ROA on an equally weighted basis to measure the Company’s performance. Beginning with the 2018-2020 LTIP, ROA was replaced with free cash flow, which is a key driver of total shareholder return and can be impacted by all employees. The 2018-2020 and 2019-2021 LTIPs use operating ratio and free cash flow on an equally weighted basis to measure the Company’s performance. In determining the performance measures for each cycle, the Committee: (i) considers information on various return-based measures; and (ii) actively monitors the appropriateness of shifting measures to further the Company’s business strategies and drive shareholder returns.

The 2018-2020 and 2019-2021 LTIPs are comprised of performance units and nonqualified stock options. The LTIP mix was achieved by determining a market competitive LTIP grant value and allocating 60% of the value to performance units, and 40% to stock options to continue to drive shareholder value in a pay-for-performance culture. The performance units for these two LTIP cycles have a formulaic linear upward or downward Relative TSR modifier of up to 25%, which applies only to the NEOs; however, the payouts are limited to a maximum of 200% and 225% for the 2018-2020 and 2019-2021 LTIPs, respectively. This modifier is designed to appropriately align NEO payouts with share price performance relative to a transportation-related peer group.

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Compensation Discussion and Analysis

Does the LTIP have a clawback provision?

The clawback provision in each LTIP requires that the NEOs repay to the Company amounts in excess of an otherwise proper award in the event that the Company is required to restate its financial statements due to accounting irregularities discovered within three years after an LTIP payout.

EMPLOYMENT AGREEMENTS

Does the Company have separate employment agreements for the NEOs?

In connection with the leadership changes in 2017 and 2018, the Company provided individual employment letter agreements to Messrs. Foote, Harris and Wallace. Mr. Foote had an employment agreement upon his hiring as Executive Vice President and Chief Operating Officer in October 2017, which was canceled pursuant to a letter agreement entered into upon his promotion to President and CEO in December 2017, except for certain provisions relating to: (i) severance benefits; (ii) vesting of long-term incentive awards after retirement; and (iii) employment benefits following a change of control.

Messrs. Harris and Wallace received employment letter agreements upon their recruitment and relocation to the Company’s headquarters. These agreements remain in place. No other NEOs have individual employment agreements. All individual employment agreements have been filed and can be reviewed on the U.S. Securities and Exchange Commission website at www.sec.gov.

Non-Compete and Non-Solicitation Agreements:

Vice presidents and above, including the President and CEO and executive vice presidents, as well as certain other key employees, are required to enter into formal non-compete and non-solicitation agreements with the Company as a condition for participation in each LTIP cycle. The non-compete agreements preclude an executive from working for a competitor of the Company. The non-compete conditions extend for a period of 18 months following separation from employment.

SEVERANCE AND CHANGE-OF-CONTROL AGREEMENTS

Are NEOs eligible for severance benefits?

Yes. As of December 31, 2018, each NEO was eligible for certain severance benefits under the Company’s “Section 16 Officer Severance Plan,” which expired on February 22, 2019, or his employment agreement, as applicable.

Mr. Foote is eligible for the following severance benefits under his employment letter agreement with the Company dated December 22, 2017:

●	Pro-rata vesting of his unvested equity awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals;
●	Pro-rata vesting of his MICP awards; and
●	Lump sum cash payment equal to two times his then base salary and two times the executive’s then target annual bonus.

As of December 31, 2018, Messrs. Lonegro and Goldman each were eligible for the following severance benefits under the Section 16 Officer Severance Plan:

●	Lump sum cash payment equal to two times his then base salary and one times his target MICP;
●	Pro-rata vesting of his unvested equity and MICP awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals;
●	Outplacement services for up to one year;
●	A pension enhancement crediting with three additional years of age and two additional years of service; and
●	Medical and Dental coverage for the duration of the severance payments (up to two years) if periodic separation payments are selected.

The Section 16 Officer Severance Plan provided eligible executives with severance payments and benefits in the event that an individual’s employment with the Company or one of its subsidiaries was terminated involuntarily by the Company other than “for cause” or terminated voluntarily by the eligible employee for “good reason” (each as defined in the Section 16 Officer Severance Plan). Following expiration of the Section 16 Officer Severance Plan on February 22, 2019, Messrs. Lonegro and Goldman were eligible for benefits under the Company’s general severance policy available to all management employees. Under the general severance policy, the NEOs are eligible to receive: (i) up to one year’s salary for 20 or more years of service; (ii) continuation of medical and dental coverage for up to one year if periodic separation payments are selected; (iii) financial planning for up to 1 year; and (iv) proration of certain outstanding incentive awards.

44 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

Messrs. Harris and Wallace negotiated separate employment letter agreements upon their recruitment and relocation to the Company’s headquarters, and as a result have different severance benefits. In the event their employment is terminated by the Company other than “for cause” or terminated by the executive for “good reason,” they are entitled to receive the benefits outlined below.

The severance benefits for Mr. Harris include:

●	Lump sum cash payment equal to two times his then-current base salary and one times the executive’s then-current target annual bonus;
●	Full vesting of the unvested equity (includes sign-on equity award);
●	Pro-rata vesting of MICP awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals; and
●	Retain sign-on cash bonus.

The severance benefits for Mr. Wallace include:

●	Lump sum cash payment equal to two times his then-current base salary and two times the executive’s then-current target annual bonus;
●	Pro-rata vesting of his unvested equity awards and MICP awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals;
●	Retain sign-on cash bonus;
●	Any relocation amounts and tax equalization and advisory amounts that may be due to the executive; and
●	Reimbursement for all reasonable costs, as stated in the Company’s relocation policy, related to relocating from Jacksonville, FL to another area in North America provided that relocation takes place within one year of termination.

Notwithstanding the foregoing, if an NEO is entitled to severance benefits under his respective Change-of-Control Agreement, he shall not be entitled to the severance benefits outlined above. Severance amounts that would have been payable had the NEOs terminated employment with the Company as of December 31, 2018 are described herein.

Does the Company provide Change-of-Control Agreements to its NEOs?

Yes. The Company provides “double-trigger” change of control benefits pursuant to agreements that are designed to ensure management objectivity as it makes strategic business decisions. The Company’s policy for severance benefits upon a change-of-control: (i) requires a “double-trigger” (i.e., payments are conditioned upon a change-of-control as well as separation from employment) to receive severance; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 times base salary plus bonus for NEOs.

All NEOs are subject to the terms of the change-of-control agreements described above and as further detailed under the section entitled “Post-Termination and Change-of-Control Payments.”

BENEFITS

What types of Retirement, Health and Group Benefits are provided to the NEOs?

Retirement Programs:

CSX’s retirement programs consist of two components: a defined contribution 401(k) plan and a defined benefit pension plan. The retirement programs described below are provided to the NEOs under the following plans:

●	The CSX Corporation 401(k) Plan (“CSXtra Plan”);
●	CSX Pension Plan (the “Pension Plan”); and
●	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”).

CSXtra Plan

The NEOs, along with all other CSX non-union employees, may contribute to the CSXtra Plan, a defined contribution 401(k) plan. Participants may contribute on a pre-tax and after-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary, for a Company match up to 3.5%. Participants may invest contributions in various investment funds.

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Compensation Discussion and Analysis

Pension Plan

The Pension Plan is qualified under the Internal Revenue Code (the “Code”) and covers the NEOs and all of CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees externally hired or promoted from CSX union positions on or after January 1, 2003, benefits accrue based on a “cash balance” formula; and (ii) for employees externally hired or promoted from CSX union positions before January 1, 2003, benefits accrue based on a “final average pay” formula. Mr. Lonegro is the only NEO under the “final average pay” formula. All other NEOs are under the “cash balance” formula. Further information on the Pension Plan can be found in the discussion following the Pension Benefits Table.

Special Retirement Plan

The Special Retirement Plan is a nonqualified plan for all employees, including the NEOs, whose base salary and short-term incentive exceeds the current year IRS compensation limit. The Special Retirement Plan primarily provides benefits that are otherwise limited under the Pension Plan due to the qualified plan Code provisions. Further information on the Special Retirement Plan can be found in the discussion following the Pension Benefits Table.

Health and Group Benefits:

CSX provides the same health and group benefits to the NEOs as those available to all non-union employees. The Company also provides basic life insurance and accidental death and dismemberment insurance coverage to all management employees, each of which is equal to two times their respective annual salaries, up to $1 million. The Company also provides NEOs, on the same basis as other management employees, salary continuance in the event of short-term or long-term disability, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement medical plan for management employees hired or promoted from a union position prior to January 1, 2003. Only Mr. Lonegro is eligible for benefits under the post-retirement medical plan. The Company stopped providing post-retirement medical benefits for all management employees, including executive-level employees, hired or promoted from a union position on or after that date.

Executive Deferred Compensation Plan:

CSX offers a voluntary, nonqualified Executive Deferred Compensation Plan (“EDCP”) for the benefit of its executives and other eligible employees. The purpose of the EDCP is to provide participants with the opportunity to:

●	defer compensation in excess of qualified plan limits until retirement or another specified date or event; and
●	defer compensation to allow them to receive the full Company matching contribution of 3.5% of base salary not otherwise available to them under the CSXtra Plan.

Under the EDCP, participants are entitled to voluntarily elect to defer up to: (i) 75% of base pay; (ii) 100% of awards payable in cash under CSX’s short-term incentive plans; and (iii) 100% of performance units payable under the Company’s LTIP in the form of stock. Participants also are entitled to receive matching contributions that would have been received under CSX’s 401(k) plan assuming that: (i) certain compensation limits prescribed by the Code did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified date or upon a change-of-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a period of up to 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Under the EDCP, cash deferrals are distributed in the form of cash and deferred stock awards are paid in the form of CSX common stock.

46 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

Employee Stock Purchase Plan

In 2018, shareholders approved the CSX Employee Stock Purchase Plan (“ESPP”), which provides eligible employees the right to purchase shares of CSX common stock in accordance with the terms of the ESPP. All employees who have been employed by the Company at least 30 days prior to the beginning of the enrollment period are eligible to participate in the ESPP.

Under the ESPP, employees may purchase shares at the lesser of: (i) 85% of the fair market value of a share of CSX common stock on the grant date; and (ii) 85% of the fair market value of a share of CSX common stock on the expiration date. The ESPP limits the number of shares of CSX common stock that an employee may purchase in a calendar year to a number of shares that have a fair value (as of the applicable grant date) equal to $25,000.

What perquisites were provided to the NEOs in 2018?

The perquisites provided to NEOs in 2018 included: (i) financial planning services of $12,000; (ii) excess liability insurance; and (iii) an annual health and well-being examination. These perquisites were valued at approximately $15,000 for each NEO.

Additionally, pursuant to Company policy, Mr. Foote, as CEO, is required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. Other senior-level executives have access to the Company aircraft and may use it on a limited basis for personal reasons. The amounts related to the NEO’s use of the Company aircraft are disclosed in the Summary Compensation Table.

Does the Company have stock ownership guidelines for the NEOs?

Yes. CSX believes that, in order to align the interests of management with those of its shareholders, it is important that NEOs and other senior leaders hold a significant ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines.

Position	Minimum Value
Chief Executive Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents	1 times base salary

Each of the individuals covered by these guidelines must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so.

Does the Company have an anti-hedging / anti-pledging policy?

Yes. CSX’s insider trading policy prohibits officers and directors from entering into transactions to hedge their ownership positions in CSX securities. In addition, the policy prohibits officers and directors from pledging CSX securities. The Mantle Ridge group of entities, which are controlled by Mr. Hilal, pledged shares of CSX common stock as collateral under a secured credit facility with a third-party lender prior to Mr. Hilal becoming a director.

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Compensation Discussion and Analysis

2018 SUMMARY COMPENSATION TABLE

The Summary Compensation Table presents the amount and type of compensation for the NEOs in 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(5)	Total
James M. Foote President and Chief Executive Officer	2018	$1,220,833	—	$5,310,204	$3,524,190	$3,052,083	$441,428	$221,863	$13,770,601
	2017	$149,919	$400,000	$1,027,812	$1,045,626	—	$8,849	$15,355	$2,647,561

Frank A. Lonegro Executive Vice President and Chief Financial Officer	2018	$500,000	—	$1,180,057	$783,158	$900,000	$357,103	$20,741	$3,741,059
	2017	$500,000	—	$1,950,165	$743,772	$715,500	$869,559	$34,684	$4,813,680
	2016	$500,000	—	$1,520,986	$386,150	$643,500	$484,797	$31,825	$3,567,258
Edmond L. Harris Executive Vice President Operations – CSX Transportation, Inc.	2018	$589,130	$250,000	$2,824,310	$1,455,954	$1,060,435	$179,196	$154,621	$6,513,646
Mark K. Wallace Executive Vice President Sales and Marketing	2018	$550,000	—	$3,367,141	$783,158	$990,000	$139,665	$118,199	$5,948,163
	2017	$450,362	$550,000	$2,316,531	$582,595	$825,000	$108,187	$378,989	$5,211,664

Nathan D. Goldman Executive Vice President, Chief Legal Officer and Corporate Secretary	2018	$500,000	—	$1,180,057	$783,158	$900,000	$182,544	$36,523	$3,582,282
(1)	Bonus – The amounts included in this column represent the cash sign-on bonuses in 2018 for Mr. Harris and in 2017 for Messrs. Foote and Wallace.
(2)	Stock Awards – Amounts disclosed in this column are related to LTIP performance units, RSUs and restricted stock granted in 2016, 2017 and 2018, and reflect the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions at the time of grant. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2018 Annual Report, which was filed with the SEC on February 6, 2019. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance units (which does not include stock options, RSUs or restricted stock) for each NEO by year of grant would be: 2018: Mr. Foote - $10,620,408, Messrs. Lonegro, Harris, Wallace and Goldman - $2,360,114; 2017: Mr. Foote’s sign-on equity grant - $2,055,624, Mr. Lonegro - $2,600,188, Mr. Wallace - $2,259,984, Mr. Goldman - $260,048; 2016: Mr. Lonegro - $1,403,980, Mr Goldman. - $187,200.
(3)	Option Awards – The values included in this column represent the aggregate grant date fair value of stock options granted to each NEO computed in accordance with FASB ASC Topic 718. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2018 Annual Report, which was filed with the SEC on February 6, 2019.
(4)	Non-Equity Incentive Plan Compensation – The 2018 annual incentive compensation was paid on February 22, 2019 based on a 200% payout of the 2018 MICP since plan targets were exceeded.
(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings – The values in this column reflect aggregate changes in the actuarial present value of pension benefits. The changes in values result from increases in each individual’s years of service, final average compensation calculation and age, revised mortality assumptions, as well as from an increase in the pension discount rate from 3.56% to 4.24%. CSX measured its pension values as of December 31, 2018.
(6)	All Other Compensation – The values in this column include amounts for personal usage of Company aircraft, financial planning/tax preparation services, executive physical, annual health savings account contribution associated with participation in the medical plan, excess liability insurance, matching charitable contributions, relocation, temporary housing, and the Company’s match under the 401(k) and nonqualified deferred compensation plans. For Mr. Foote, this column includes, along with the items discussed above, $164,178 for Company-mandated aircraft usage, as described in the CD&A, and a $35,073 nonqualified deferred contribution Company match. Mr. Harris’ amount includes $101,338 for temporary corporate housing, which was negotiated as part of his hiring package. Mr. Wallace’s amount includes $57,878 for relocation tax equalization per his employment agreement, and a $25,000 charitable contribution made on his behalf.
The aircraft usage amount was calculated using the direct hourly operating cost of $2,302 and $3,619, depending upon the type of aircraft used, per flight hour for 2018, plus taxes. The aggregate incremental cost to the Company for use of the Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance, catering and taxes) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

48 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

2018 GRANTS OF PLAN-BASED AWARDS TABLE

In 2018, the NEOs received the plan-based awards as shown in the table below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Awards (# units)(2)			All Other Stock Awards (units)(3)	All Other Option Awards (#)(4)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (units)	Target (units)	Maximum (units)
James M. Foote	Feb. 6, 2018				9,867	98,666	197,332				$5,310,204
	Feb. 6, 2018								242,229	$53.82	$3,524,190
		$152,604	$1,526,041	$3,052,081
Frank A. Lonegro	Feb. 6, 2018				2,193	21,926	43,852				$1,180,057
	Feb. 6, 2018								53,829	$53.82	$783,158
		$45,000	$450,000	$900,000
Edmond L. Harris	Feb. 6, 2018				2,193	21,926	43,852				$1,180,057
	Feb. 6, 2018								53,829	$53.82	$783,158
	Jan.10, 2018								53,652	$58.48	$851,886
	Aug. 3, 2018							23,074			$1,644,253
		$53,022	$530,217	$1,060,435
Mark K. Wallace	Feb. 6, 2018				2,193	21,926	43,852				$1,180,057
	Feb. 6, 2018								53,829	$53.82	$783,158
	Aug. 2, 2018							30,765			$2,187,084
		$49,500	$495,000	$990,000
Nathan D. Goldman	Feb. 6, 2018				2,193	21,926	43,852				$1,180,057
	Feb. 6, 2018								53,829	$53.82	$783,158
		$45,000	$450,000	$900,000
(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – The amounts in these columns reflect what the payments could have been for 2018 under the MICP using the Target Incentive Opportunities and Company performance measures under the MICP. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout of 200%.
(2)	Estimated Future Payouts Under Equity Incentive Plan Programs – The values in these columns reflect the potential payout in shares under the 2018-2020 LTIP cycle based on pre-established financial performance goals. The Company’s performance will determine a payout of shares that can range from 0% to 200% of the LTIP performance unit grants. The values reflect payouts of 10% at threshold, 100% at target, and 200% at maximum. The 10% threshold assumes that only one financial performance measure met the threshold performance level. If both financial performance measures reach threshold performance level, the resulting payout would be 20%.
(3)	All Other Stock Awards – The value in this column reflects the number of RSUs and restricted stock awards granted in 2018.
(4)	All Other Option Awards – The value provided for Mr. Harris with respect to the options granted to him on January 10, 2018, represents the number of nonqualified stock options granted as part of his hiring on January 10, 2018, when he joined CSX as Executive Vice President, Operations, which vest and become exercisable on January 10, 2021. The options grant to Mr. Harris on January 10, 2018, were granted with an exercise price equal to the closing price on the date of grant of $58.48. For all other NEOs, and with respect to the options granted to Mr. Harris on February 6, 2018, the amount in this column represents the number of nonqualified stock options granted on February 6, 2018, which vest and become exercisable on February 6, 2021. These options were granted with an exercise price equal to the closing stock price on the date of grant of $53.82.
(5)	Grant Date Fair Value of Stock and Option Awards – The values in this column reflect the grant date fair value of performance units (based on the probable outcome of the performance conditions, which is the target number); RSUs, restricted stock and stock options granted in 2018, calculated in accordance with FASB ASC Topic 718.

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Compensation Discussion and Analysis

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2018. Stock awards are comprised of outstanding performance units, stock options, RSUs and restricted stock.

	Options				Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
James M. Foote	—	242,229	$53.82	02/06/28	—	—	236,176	$14,673,615
	—	76,040	$52.92	10/25/27	—	—	—	—
Frank A. Lonegro	—	53,829	$53.82	02/06/28	47,375	$2,943,409	97,586	$6,063,018
	—	59,312	$48.39	02/22/27	—	—	—	—
	—	82,599	$24.13	02/10/26	—	—	—	—
Edmond L. Harris	—	53,829	$53.82	02/06/28	23,074	$1,433,588	43,852	$2,724,525
	—	53,652	$58.48	01/10/28	—	—	—	—
Mark K. Wallace	—	53,829	$53.82	02/06/28	42,715	$2,653,883	91,652	$5,694,339
	—	47,966	$47.28	03/29/27	—	—	—	—
Nathan D. Goldman	—	53,829	$53.82	02/06/28	27,016	$1,678,504	49,226	$3,058,411
	—	5,931	$48.39	02/22/27	—	—	—	—
	—	11,013	$24.13	02/10/26	—	—	—	—
	38,241	—	$24.99	12/08/25	—	—	—	—
(1)

Number of Shares or Units of Stock That Have Not Vested—The units reflected in this column represent RSUs granted in February 2016 and 2017 that will vest in 2019 and 2020, respectively, assuming continued employment. This column also includes 19,395 shares of restricted stock awarded to Mr. Lonegro in February 2016 that will vest in February 2021; also included are 23,074 and 30,765 shares of restricted stock awarded to Messrs. Harris and Wallace, respectively, in August 2018 that will vest in August 2021; and 23,734 shares of restricted stock awarded to Mr. Goldman in May 2016 that will vest in May 2019.

(2)	Market Value of Shares or Units of Stock That Have Not Vested—The market values are based on the Company’s closing stock price as of December 31, 2018, the last trading day of 2018, of $62.13.
(3)

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested—In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2017-2019 and 2018-2020 LTIPs if the Company’s cumulative performance through 2018 was applied to each plan’s performance measures. The Company’s 2018 performance would have resulted in a 200% payout for the 2017-2019 LTIP and 200% for the 2018-2020 LTIP, even though these cycles are not yet complete. Because this performance would have exceeded the target performance goals, the SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the maximum payout for both the 2017-2019 LTIP (200%) and the 2018-2020 LTIP (200%).

(4)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested—The market values are based on the Company’s closing stock price as of December 31, 2018, the last trading day of 2018, of $62.13.

50 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

2018 OPTION EXERCISES AND STOCK VESTED TABLE

The table below presents the value of performance units, RSUs and restricted stock that vested in 2018.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise	Value Realized on Exercise	Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
James M. Foote	—	—	—	—
Frank A. Lonegro	—	—	59,588	$3,861,834
Edmond L. Harris	—	—	—	—
Mark K. Wallace	—	—	6,573	$408,380
Nathan D. Goldman	—	—	9,162	$579,605
(1)

Shares Acquired on Vesting – Shares acquired through stock awards include: (i) performance units that were paid out pursuant to the 2016-2018 LTIP; (ii) RSUs that vested in May 2018; and (iii) RSUs that vested for Mr. Wallace on December 31, 2018, as part of his hiring package. Messrs. Foote, Harris and Wallace did not receive awards under the 2016-2018 LTIP as they were not employed with CSX at the time of grant.

(2)

Value Realized on Vesting – The values in this column reflect: (i) the number of performance units paid out pursuant to the 2016-2018 LTIP cycle multiplied by $65.09, the closing stock price on January 17, 2019; and (ii) the aggregate number of restricted stock and RSUs that vested in 2018 multiplied by the closing price of CSX common stock on the applicable vesting date.

2018 PENSION BENEFITS TABLE

As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the NEOs are eligible for benefits.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last FY
James M. Foote	Qualified CSX Pension Plan	1.25	$31,402	—
	Nonqualified Special Retirement Plan	1.25	$418,875	—
Frank A. Lonegro	Qualified CSX Pension Plan	18.583	$680,917	—
	Nonqualified Special Retirement Plan	18.583	$2,062,600	—
Edmond L. Harris	Qualified CSX Pension Plan	1.000	$29,778	—
	Nonqualified Special Retirement Plan	1.000	$149,418	—
Mark K. Wallace	Qualified CSX Pension Plan	1.833	$43,597	—
	Nonqualified Special Retirement Plan	1.833	$204,255	—
Nathan D. Goldman	Qualified CSX Pension Plan	15.583	$353,107	—
	Nonqualified Special Retirement Plan	15.583	$447,430	—
(1)	Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan.

Qualified CSX Pension Plan

Cash Balance Formula for Employees Hired on or After January 1, 2003

Non-union employees who become eligible to participate in the Pension Plan on or after January 1, 2003 earn pension benefits under the cash balance formula. These benefits are expressed in the form of a hypothetical account balance. For each month of service, the participant’s account is credited with a percentage of the participant’s pay for that month. The percentage of pay credited is determined based on the participant’s age and years of service. Messrs. Foote, Goldman, Harris and Wallace are covered under the Cash Balance Pay Formula as described below.

The hypothetical account earns interest credits on a monthly basis based on the annual 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The average annual interest crediting rate used for 2018 was 3.66%. The resulting benefit is subject to a cap imposed under Section 415 of the Code (the “415 Limit”). The 415 Limit for 2018 was $220,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $275,000 for 2018 and is also subject to adjustment for future cost of living changes.

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Compensation Discussion and Analysis

●	Vesting—Benefits under this formula vest upon the earlier of the completion of three years of service or attainment of age 65.
●	Form of Payment of Benefits—Benefits under this formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in the 2018 Annual Report.

Final Average Pay Formula

For management employees hired or promoted from a union position prior to January 1, 2003, the final average pay formula provides for a benefit in the form of a life annuity starting at age 65. The compensation used under this formula includes the highest aggregate base salary and short-term incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by their years of CSX service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable. Mr. Lonegro was hired before January 1, 2003, and as such, is eligible for benefits based on the final average pay formula. He is the only NEO under this formula. The 415 Limit and Compensation Limit also apply in determining benefits under the final average pay formula.

●	Transfer Benefits—The Pension Plan provides an enhancement to the pension benefits of those participants who transfer from a position covered by Railroad Retirement to a position covered by Social Security before January 1, 2015. This enhancement is to make up for any retirement benefit lost due to discontinuance of Railroad Retirement service. This provision is applicable to Mr. Lonegro.
●	Vesting—Benefits under this formula vest upon the earlier of the completion of five years of service or attainment of age 65. The benefits under this formula have vested for Mr. Lonegro.
●	Early Retirement—Normal retirement age is 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect early commencement of the benefit prior to age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65).
●	Form of Payment of Benefits—Benefits under this formula are payable in various annuity forms at retirement. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in the 2018 Annual Report.

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a nonqualified plan that covers CSX employees, including the NEOs, whose compensation exceeds the Compensation Limit. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing the Company to offer competitive pension benefits.

The formula duplicates the qualified plan formula but provides for the payment of benefits that would otherwise not be provided under the Pension Plan due to the 415 Limit and the Compensation Limit, both described above.

Nonqualified pension benefits can be paid in the same form as under the Pension Plan. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in the 2018 Annual Report.

52 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

2018 NONQUALIFIED DEFERRED COMPENSATION TABLE

The Nonqualified Deferred Compensation Table presents a summary of 2018 contributions made under the EDCP, as well as 2018 earnings, distributions and year-end balances. Two types of deferrals are represented below: cash and CSX stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. CSX stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Distributions in Last Fiscal Year(4) ($)	Aggregate Balance Last in Fiscal Year ($)
James M. Foote	$73,250	$35,073	($8,479)	—	$90,896
Frank A. Lonegro	$13,500	$7,875	($21,450)	—	$918,697
Edmond L. Harris	$17,875	$10,427	$27	—	$25,756
Mark K. Wallace	—	—	—	—	—
Nathan D. Goldman	$13,500	$7,875	$142	—	$46,235
(1)	Executive Contributions Last in Fiscal Year - Executive contributions in 2018 under the EDCP are also reported in the Salary column of the Summary Compensation Table.
(2)	Registrant Contributions in Last Fiscal Year - Company contributions in 2018 are also reported in the All Other Compensation column of the Summary Compensation Table.
(3)

Aggregate Earnings in Last Fiscal Year - Earnings on cash deferrals include the total gains and losses credited in 2018 based on participant investment elections. Earnings on CSX stock deferrals reflect the difference between the closing stock price on the last trading day of 2017 and 2018, plus any dividends credited in 2018.

POTENTIAL PAYOUTS UNDER CHANGE-OF-CONTROL AGREEMENTS

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 31, 2018, under his or her Change-of-Control Agreement upon the hypothetical termination of employment following a change-of-control: (i) by CSX other than for “cause” or “disability”; (ii) by the NEO for “good reason”; or (iii) upon a “constructive termination.” A change-of-control would not result in retirement benefit increases or excise tax gross ups. Further, the pro-rata bonus payment would be based on target bonus instead of the highest annual bonus.

Name	Severance(1)	Pro-rata Bonus Payment(2)	Equity(3)	Welfare Benefit Values(4)	Outplacement(5)	Aggregate Payments
James M. Foote	$8,513,542	$3,052,081	$10,050,059	$29,416	$20,000	$21,665,098
Frank A. Lonegro	$2,882,167	$900,000	$10,445,034	$73,368	$20,000	$14,320,569
Edmond L. Harris	$3,458,600	$1,060,435	$3,438,999	$5,256	$20,000	$7,983,290
Mark K. Wallace	$3,170,383	$990,000	$5,918,213	$73,368	$20,000	$10,171,964
Nathan D. Goldman	$2,882,167	$900,000	$4,552,980	$73,368	$20,000	$8,428,515
(1)	Severance—Severance payment equal to 2.99 times the sum of the NEO’s annual base salary at the time of the termination and the “target bonus”.
(2)

Pro-rata Bonus Payment—The “annual bonus” based upon the Executive’s target incentive opportunity and the plan’s achievement percentage pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 31, 2018.

(3)

Equity—Full LTIP performance unit payout based on 100% attainment of target levels under the 2016-2018, 2017-2019 and 2018-2020 LTIPs; full vesting of outstanding RSUs and restricted stock awards; as well as the value of outstanding stock options, each based upon the closing stock price on December 31, 2018, the last trading day of 2018, of $62.13.

(4)

Welfare Benefit Values—Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three years post-termination following a change-of-control.

(5)	Outplacement—Executive is provided with outplacement services not to exceed $20,000.
WWW.CSX.COM 53

Compensation Discussion and Analysis

How is change-of-control defined?

Under the agreements described below, a “change-of-control” generally includes any of the following:

●	the acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;
●	if individuals, who as of the date of the Change-of-Control Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);
●	a business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations where: (i) the individuals or entities who held more than 50% of the outstanding voting securities immediately prior to such combination continue to beneficially own more than 50% of the outstanding shares and the combined voting power of the then outstanding voting shares; (ii) no person (excluding any corporation resulting from such a business combination or any employee benefit plan of the Company) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the entity resulting from such business combination; and (iii) at least a majority of the board of directors of the entity resulting from such a business combination were members of the board at the time of the action of the board approving the business combination; or
●	the liquidation or dissolution of CSX or its principal subsidiary.

Each Change-of-Control Agreement provides for salary and certain benefits to be continued at no less than specified levels generally for a period of up to three years after a change-of-control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any NEO pursuant to the Change-of-Control Agreements.

If a change-of-control occurs, what benefits are provided during the Employment Period where no termination has occurred?

During the Employment Period, CSX is required to:

●	Pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);
●	Provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and
●	Ensure the executive is eligible to participate in incentive, retirement, health and group benefits and other retirement–related benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

If a change-of-control occurs, what benefits are provided if the NEO is terminated?

Under the Change-of-Control Agreements, CSX will provide severance payments and other benefits to NEOs upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination as discussed below.

54 CSX Corporation 2019 Proxy Statement

Compensation Discussion and Analysis

Termination Without “Cause,” Resignation for “Good Reason” or “Constructive Termination.”

CSX will pay to the NEO the severance benefits described below if, during the Employment Period, CSX terminates the NEO’s employment without “cause”, the NEO resigns for “good reason” or upon a “constructive termination.” An NEO whose employment is terminated without “cause” in anticipation of a change-of-control is also entitled to the following benefits.

Cash Severance Payment—A lump sum cash payment equal to the sum of the following:

●	Executive’s accrued pay (unpaid salary and unused vacation) and pro-rated bonus determined using the “annual bonus” based upon the Executive’s target incentive opportunity and the plan’s achievement percentage pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment; and
●	2.99 times the sum of the NEO’s annual base salary and the NEO’s “target bonus” (the Company provides the best-net-benefit meaning that to the extent an NEO would have a higher net benefit if he or she avoided excise taxes due to an excess parachute payment, the Change-of-Control Agreement provides for an automatic downward adjustment to prevent an excess parachute payment).

Medical and Other Group Benefits—The equivalent of continued medical and life insurance and other health and group benefits coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the NEO during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable).

Outplacement—Outplacement services at a cost to CSX not to exceed $20,000.

Termination for Other Reasons—If the executive’s employment is terminated due to the executive’s death or disability, or voluntarily by the executive, CSX will make a lump sum cash payment equal to the executive’s accrued pay (which includes unpaid base salary and unused vacation). If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

Definitions:

“Cause” generally refers to: (i) the willful and continued failure of the NEO to perform his or her duties to CSX; or (ii) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:

●	the substantial diminution of the NEO’s duties or responsibilities;
●

a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the NEO’s peer executives suffer a comparable reduction);

●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or
●	any purported termination by CSX of the NEO’s employment other than for “cause.”

“Disability” generally refers to the NEO’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.

“Good reason” generally refers to the occurrence of any of the following:

●	the assignment to the NEO of duties inconsistent with, or a diminution of his or her position, authority, duties or responsibilities;
●	any failure of CSX to comply with its compensation obligations during the Employment Period;
●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;
●	any purported termination by CSX of the NEO’s employment other than as permitted by the Change-of-Control Agreements; or
●	any failure of CSX to require a successor to assume the Change-of-Control Agreement.

Are there any other “change-of-control” rights available to the NEOs other than those contained in the executives’ Change-of-Control Agreements?

Yes. Pursuant to the terms of the 2010 Stock Plan, in the event of a change-of-control combined with involuntary employment termination, equity awards are impacted as follows:

●	Performance grants vest at target levels;
●	RSUs and unvested stock options are payable immediately in cash; and
●	Restricted stock immediately vests.

WWW.CSX.COM 55

Compensation Discussion and Analysis

What is the impact of a change-of-control on deferred compensation (EDCP) and retirement plan benefits?

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-of-control unless the individual participant elects otherwise. The Special Retirement Plan also contains certain change-of-control provisions.

Does the Company provide tax gross-ups for excess parachute payments?

No. The Company does not provide gross-up payments for excess parachute excise taxes.

Post-Employment Compensation - Termination without Cause by the Company or by the Executive for Good Reason

The following table presents the severance benefits to which each of the NEO’s would be entitled as of December 31, 2018, under the applicable severance arrangement assuming the NEO was terminated “without cause” by the Company or by the executive for “good reason.”

Name	Severance(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Pension Enhancement(4)	Other Compensation(5)	Total Compensation Payable
James M. Foote	$5,625,000	$7,336,807	$2,713,251	$3,052,081	—	$32,876	$18,760,015
Frank A. Lonegro	$1,450,000	$5,469,180	$3,796,108	$900,000	$2,678,045	$52,304	$14,400,580
Edmond L. Harris	$1,740,000	$2,795,850	$643,149	$1,060,435	—	$32,000	$6,271,434
Mark K. Wallace	$2,090,000	$2,130,748	$591,761	$990,000	—	$151,668	$5,954,177
Nathan D. Goldman	$1,450,000	$2,246,621	$590,074	$900,000	$176,729	$52,304	$5,415,728
(1)	Per their employment agreements, Messrs. Foote and Wallace would receive two times their annual salary plus two times their target annual bonus and Mr. Harris would receive two times his annual salary plus one times his target annual bonus. Under the Section 16 Officer Severance Plan, Messrs. Lonegro and Goldman would receive two times their annual salary plus one times their target annual bonus. The Section 16 Officer Severance Plan expired on February 22, 2019. As such, Messrs. Lonegro and Goldman would receive one year’s annual salary and nine months’ salary, respectively.
(2)	This includes a prorated amount of all outstanding equity awards as of December 31, 2018, except for Messrs. Foote and Harris who would receive their full award (not prorated), per their respective employment agreements. However, all equity would be settled according to each grant’s original vesting schedule. All performance unit calculations in the table assume a target performance; however, actual vesting would be based on Company performance. All equity awards have been valued using the closing stock price on December 31, 2018 (the last trading day of 2018) of $62.13. The Option Awards have been calculated using the difference between the respective grant’s exercise price and the closing stock price on December 31, 2018, multiplied by the prorated number of Options held by each NEO. The prorated Options would remain outstanding until the end of their originally scheduled term. Mr. Foote’s stock and option awards are also subject to vesting at retirement.
(3)	These amounts represent what each NEO would receive as a prorated 2018 annual bonus award, adjusted for Company performance.
(4)	Per the Section 16 Officer Severance Plan and the Executive Severance Plan, these amounts represent what Messrs. Lonegro and Goldman would receive as a pension enhancement credit equivalent to an additional three years of age and two years of service. This provision expired on February 22, 2019.
(5)	In accordance with the Section 16 Officer Severance Plan, each NEO would receive outplacement and financial planning services not to exceed $20,000 and $12,000, respectively. In addition, each would also have the option to continue their medical and dental benefits if they elected to receive their severance as monthly installments over a period of one year. Per Mr. Wallace’s employment agreement, he also would receive a relocation benefit estimated at $100,000.

56 CSX Corporation 2019 Proxy Statement

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Steven T. Halverson (Chair)
Donna M. Alvarado
Linda H. Riefler
John J. Zillmer

March 12, 2019

WWW.CSX.COM 57

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, the Company is providing the following information about the ratio of the annual total compensation of CSX’s median employee and the annual total compensation of Mr. Foote as of December 31, 2018. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, the last completed fiscal year:

●	The annual total compensation of the individual identified as the Company’s employee, other than the CEO, was $105,169.
●	The annual total compensation of the CEO was $13,781,988.
●	Based on this information, the ratio for 2018 of the annual total compensation of Mr. Foote to the annual total compensation of the median employee was 131 to 1.

Due to changes in the Company’s workforce from 2017, the Company identified a new median employee as of year-end 2018. To identify the median employee, as well as to determine the annual total compensation of Mr. Foote, the following analysis occurred:

1.

As of December 31, 2018, the Company’s employee population consisted of approximately 22,475 employees (as reported in Item 1, Business, in the 2018 Annual Report filed with the SEC on February 6, 2019). The Company used December 31, 2018 as the date to determine the “median employee” because this date provides the most accurate representation of the Company’s workforce through the full fiscal year.

2.

The median employee was identified by using 2018 Medicare Wages for all individuals, excluding Mr. Foote, that were reflected in the Company’s payroll records as reported to the Internal Revenue Service on Forms W-2 for 2018.

3.

All employees who were full-time, part-time, or seasonal, including management and union, as well as furloughed employees who received any wages within the calendar year were included in the analysis. Employees from the Company’s consolidated subsidiaries were also included.

4.	Annualized compensation was determined for any full or part-time employees who were employed at year-end but did not work for the Company the entire fiscal year.
5.

The use of Medicare Wages is a consistently applied measure because it includes all forms of taxable compensation, which is most representative of the Company’s employee base since there are union and management workforces. All non-U.S. employees who reside in Canada (49) and Mexico (5) represent less than 1% of the Company’s overall employee population and were thus excluded. No cost-of-living adjustments were made in identifying the median employee.

6.

Once the median employee was identified, the Company determined the sum of all elements of such employee’s compensation for 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K, which resulted in annual total compensation of $105,169. The difference between such employee’s base salary, wages, and overtime pay ($85,901) and the employee’s total annual compensation was the value of the health care benefits for the employee and eligible dependents, which was $19,268.

7.

The annual total compensation for Mr. Foote includes the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement which was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, plus the added value of his health care benefits, which was $11,388. This resulted in total annual compensation of $13,781,988 for Mr. Foote.

58 CSX Corporation 2019 Proxy Statement

In accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company’s NEOs, which is disclosed pursuant to Item 402 of Regulation S-K and described in the CD&A section, the accompanying compensation tables and the related narrative disclosures in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the ”Company“) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Proxy Statement.”

The Company currently holds an advisory vote on the compensation of the Company’s NEOs on an annual basis (in accordance with the results of the advisory shareholder vote held at the Company’s 2017 Annual Meeting to determine the frequency of an advisory vote on NEO compensation), and will continue to hold the vote annually until the next frequency vote is held (which is not required until 2023).

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance, as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy.

While this advisory vote is required by law, it will neither be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation Committee will consider the outcome of the vote when developing future executive compensation programs. The Company currently intends to hold the next advisory (non-binding) vote to approve NEO compensation at its 2020 Annual Meeting of Shareholders, unless the Board modifies its policy of holding an advisory (non-binding) vote to approve the compensation of the Company’s NEOs on an annual basis.

The Board unanimously recommends that the shareholders vote FOR this proposal.

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In its efforts to attract, motivate and retain highly qualified employees, the Company provides equity-based incentive awards designed to align employee interests with those of shareholders. In this regard, the Board is seeking shareholder approval of the CSX 2019 Stock and Incentive Plan (the “2019 Stock Plan”), which gives the Company the ability to provide these incentives through issuances of stock, restricted stock, stock options, and other stock-based awards. The 2019 Stock Plan is intended to replace the Company’s existing equity compensation plan, the CSX Stock and Incentive Award Plan (as amended, the “2010 Stock Plan”), which was previously approved by shareholders.

CONSIDERATIONS FOR THE APPROVAL OF THE 2019 STOCK PLAN

In designing the 2019 Stock Plan, the Board and the Compensation Committee carefully considered the Company’s anticipated future equity needs, historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares of CSX common stock, $1.00 par value (“Shares”) being requested for authorization under the 2019 Stock Plan pursuant to awards granted after the 2019 Stock Plan’s approval is 28 million Shares. If the 2019 Stock Plan is approved by shareholders, the 2019 Stock Plan will replace the 2010 Stock Plan (which is the only equity plan of the Company in place as of the date of this Proxy Statement), and no additional grants will be made under the 2010 Stock Plan. Among the factors considered by the Compensation Committee in determining the share reserve under the 2019 Stock Plan were the following:

●	Overhang Percentage. As of the date of this Proxy Statement, and as provided in the table below, there were approximately 5.8 million Shares subject to outstanding equity awards and 25.7 million Shares available for future equity awards under the 2010 Stock Plan, which represented approximately 3.9% of the Company’s Shares outstanding on a fully-diluted basis. These numbers do not include any additional Shares subject to equity awards that might be granted under the 2010 Stock Plan between the date of this Proxy Statement and the Annual Meeting (such as awards in connection with new hires and promotions), although the Company does not anticipate granting awards covering more than an aggregate of 100,000 additional Shares during this period. The numbers also do not reflect the Share pool requested under the 2019 Stock Plan for which the Company is seeking approval.

Number of Stock Options Outstanding	4,394,000
Weighted Average Exercise Price	$43.80
Weighted Average Term (in years)	8.1
Number of Full-Value Stock Awards Outstanding	1,473,000
Number of Shares Remaining for Future Grant:
2010 CSX Stock and Incentive Award Plan (“2010 Plan”)	22,242,743
Common Shares Outstanding (as of March 4, 2019, the Record Date)	812,686,737

The Board unanimously recommends that the shareholders vote FOR this proposal.

60 CSX Corporation 2019 Proxy Statement

Item 4: Vote to Approve the CSX 2019 Stock and Incentive Award Plan

If approved, the 28 million Shares reserved for issuance under the 2019 Stock Plan would, when combined with Shares subject to outstanding equity awards under the 2010 Stock Plan as reflected in the table above, increase the overhang percentage to approximately 4%. As noted above, if the 2019 Stock Plan is approved by shareholders, no additional equity awards will be granted under the 2010 Stock Plan after the date of the Annual Meeting and all such future awards will be granted under the 2019 Stock Plan.

●	Historical Equity Award Grant Rate. The following table sets forth information regarding awards granted and the annualized grant rate for each of the last three years:

	(Amounts in Thousands)
	2017		2018	2019
Stock options granted	10,462	(1)	1,009	843
Service-based restricted shares and restricted share units granted	328		164	65
Actual performance-based shares and units earned	460		1,172	—
Weighted average basic common shares outstanding during the fiscal year	911		857	—
(1)

Includes 9 million stock options as part of an equity inducement award for the hiring of Mr. Harrison in March 2017. Following his death in December 2017, all 9 million options were forfeited per the terms of his employment agreement.

The 2019 Stock Plan has been designed to build upon the effectiveness of the 2010 Stock Plan and incorporates additional corporate governance best practices to further align the Company’s equity compensation programs with the interests of shareholders. Some of the corporate governance best practices included in the 2019 Stock Plan, or that relate to stock ownership, are as follows:

Minimum vesting requirements. The 2019 Stock Plan requires awards to be subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which the Company believes strengthens employees’ interest in creating long-term value for shareholders.

No repricings. Repricing of stock options and stock appreciation rights (“SARs”) is not permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.

No “liberal” share counting provisions. Shares underlying any award granted under the 2019 Stock Plan that is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash are added back to the Share reserve; however, the following Shares are not added back to the share reserve under the 2019 Stock Plan: (i) Shares that are withheld to satisfy the exercise price of a stock option or any applicable tax withholding obligations, (ii) Shares that are subject to a stock-settled SAR that are not issued upon the exercise of such SAR and (iii) Shares that are repurchased by the Company on the open market with option proceeds.

Clawback of awards. The 2019 Stock Plan provides the Compensation Committee with the authority to subject awards granted under the 2019 Stock Plan to any clawback or recoupment policies that the Company has in effect from time to time.

Stock ownership guidelines. The Company’s executive officers (including all NEOs) and directors are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as shareholders. Additional details regarding the Company’s share ownership guidelines are included in the CD&A.

The following paragraphs summarize the material terms of the 2019 Stock Plan, including the provisions regarding eligibility, the types of awards that may be made, the performance criteria that may be applied to awards. The summary is qualified in its entirety by reference to the full text of the 2019 Stock Plan attached hereto as Appendix A.

GENERAL

The 2019 Stock Plan provides for the grants of stock options (both nonqualified and incentive stock options), SARs, RSUs, restricted stock units, performance awards, dividend equivalents and other cash- and stock-based awards (collectively, “Incentive Awards”) to the Company’s employees, non-employee directors and individual consultants. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards. Compensation payable to Board members in the form of Shares will also be paid from the 2019 Stock Plan.

STOCK SUBJECT TO 2019 STOCK PLAN; ADJUSTMENTS

The Board has reserved a total of 28 million shares of common stock for issuance under the 2019 Stock Plan. If an Incentive Award is forfeited, cancelled, expires, terminates or is otherwise settled in cash without the issuance of Shares, the Shares subject to such awards will become available for further awards under the 2019 Stock Plan. Shares (i) tendered or withheld in payment of an exercise price of a stock option or to satisfy tax withholding obligations associated with an award, (ii) subject to a stock-settled SAR granted under the 2019 Stock Plan that were not issued upon the exercise of such SAR, and (iii) repurchased by the Company on the open market with option proceeds in respect of the exercise of a stock option will not again be available for issuance under the 2019 Stock Plan.

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Item 4: Vote to Approve the CSX 2019 Stock and Incentive Award Plan

In the event the Compensation Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Stock Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of Shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the 2019 Stock Plan; (ii) the number and type of Shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

Purpose

The purpose of the 2019 Stock Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its shareholders.

Eligibility

The Company’s employees, non-employee directors and individual consultants, including advisors, are eligible to receive awards under the 2019 Stock Plan to the extent the receipt of such awards is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. As of March 4, 2019, there were approximately 22,314 employees and 10 non-employee directors eligible to receive awards under the 2010 Stock Plan. The average number of individuals who received awards under the Company’s 2010 Stock Plan during each of the last three years was approximately 600, although the Compensation Committee reserves the power to make grants more widely in the future. The basis for participation in the 2019 Stock Plan is the Compensation Committee’s decision, in its sole discretion, that an Incentive Award to an eligible participant will further the 2019 Stock Plan’s purposes of motivating and rewarding participants to perform at the highest level and contribute to the Company’s success. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2019 Stock Plan.

Administration

The 2019 Stock Plan is administered by the Compensation Committee, unless another committee is designated by the Board. The Compensation Committee may delegate the authority to grant awards under the 2019 Stock Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)) and (ii) one or more committees of the Board. All decisions of the Compensation Committee are final, conclusive and binding upon all parties.

The Compensation Committee has authority under the 2019 Stock Plan to:

●	designate participants;
●

determine the types of Incentive Awards to grant, the number of Shares to be covered by Incentive Awards, the terms and conditions of Incentive Awards, whether Incentive Awards may be settled or exercised in cash, Shares, other awards, other property, net settlement or any combination thereof, the circumstances under which Incentive Awards may be canceled, forfeited or suspended, and whether Incentive Awards may be deferred automatically, or at the election of the holder or the Compensation Committee;

●	amend the terms of any outstanding Incentive Awards;
●	correct any defect, supply any omission or reconcile any inconsistency in the 2019 Stock Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the 2019 Stock Plan into effect;
●	interpret and administer the 2019 Stock Plan and any instrument or agreement relating to, or Incentive Awards made under, the 2019 Stock Plan;
●	establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine the terms of their engagement, in each case, as it deems appropriate for the proper administration of the 2019 Stock Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and
●	make any other determination and take any other action that it deems necessary or desirable to administer the 2019 Stock Plan, in each case, as it deems appropriate for the proper administration of the 2019 Stock Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

62 CSX Corporation 2019 Proxy Statement

Item 4: Vote to Approve the CSX 2019 Stock and Incentive Award Plan

Stock Options

The 2019 Stock Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2019 Stock Plan entitle the grantee, upon exercise, to purchase a specified number of Shares from CSX at a specified exercise price per Share. The Compensation Committee determines the period of time during which an option may be exercised, the vesting schedule, the method and form by which each option is to be exercised, and the expiration date of each option, provided that no option will be exercisable more than 10 years after the grant date. The exercise price per Share covered by an option will be determined by the Compensation Committee and may not be less than 100 percent of the fair market value of a Share on the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the 2019 Stock Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount equal to the number of Shares subject to the portion of the SAR exercised multiplied by the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the exercise or hurdle price of the SAR. Such distributions are payable in cash or Shares, or a combination thereof, as determined by the Compensation Committee. The terms and conditions applicable to stock options also apply to SARs.

Restricted Stock

The 2019 Stock Plan also authorizes the grant of restricted stock on terms and conditions established by the Compensation Committee, which will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

Restricted Stock Units

RSUs may be granted subject to terms and conditions as determined by the Compensation Committee. In the case of RSUs, no shares are issued at the time of grant. Rather, upon the lapse of any applicable vesting schedule and other restriction, an RSU entitles a participant to receive Shares or cash, or a combination thereof, as determined by the Compensation Committee.

Performance Awards

The Compensation Committee may grant performance awards to participants subject to terms and conditions as determined by the Compensation Committee. Performance awards may be denominated in cash, Shares or units, or a combination thereof, and may be earned based on the achievement of one or more performance conditions specified by the Compensation Committee. The Compensation Committee will make all determinations regarding the achievement of performance goals. Settlement of performance awards will be in cash, Shares, other awards or property, net settlement, or any combination thereof. The Compensation Committee may, in its discretion, increase or reduce the amount of a settlement to be made in connection with a performance award.

Dividend Equivalents

The 2019 Stock Plan authorizes grants of dividend equivalents to any participant either in combination with, or separately from, Incentive Awards. A dividend equivalent permits the participant to receive payments equivalent to the dividends paid to holders of Shares. Dividend equivalents are payable in cash or Shares, or a combination thereof, as determined by the Compensation Committee.

Other Cash and Stock-Based Awards

The 2019 Stock Plan authorizes the making of other cash- or stock-based awards. The Compensation Committee will establish the terms and conditions applicable to each award.

Change in Control

The 2019 Stock Plan provides that, upon termination of employment by the employer without cause or by the participant with good reason, within three years after a change in control event:

●	stock options and SARs will be cancelled in exchange for a single sum cash payment equal to the excess of the fair market value of the Shares on the termination date over the option strike price or SAR initial value price;
●	restricted stock conditions will be deemed met and the stock will be transferred;
●	all performance awards are deemed earned and paid out at target value; and
●	RSU conditions are also deemed met and will be paid in cash as well as any unpaid dividend equivalents.

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Item 4: Vote to Approve the CSX 2019 Stock and Incentive Award Plan

Duration, Amendment and Termination

The 2019 Stock Plan will automatically terminate on May 3, 2029, if not earlier terminated under the terms of the 2019 Stock Plan. The Board may amend, suspend, discontinue or terminate the 2019 Stock Plan at any time except that no change may be made to the 2019 Stock Plan: (i) without shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange on which the Shares are principally quoted or traded, or (ii) without the consent of the affected participant if such action would materially adversely impact a pending Incentive Award or adversely impact any Incentive Award following a change in control. Accordingly, the Board may generally amend the provisions of the 2019 Stock Plan described in this proposal.

Minimum Vesting Requirements

Each Incentive Award granted pursuant to the 2019 Stock Plan will vest over a period of not less than one year following the date of grant. However, the Compensation Committee may reduce or eliminate this requirement upon the participant’s termination of service. In addition, the Compensation Committee may grant awards that are not subject to these minimum vesting requirements with respect to 5% of the maximum aggregate number of Shares available for issuance under the 2019 Stock Plan (as may be adjusted in accordance with the terms of the 2019 Stock Plan).

Prohibition on Repricing

Subject to the adjustment provision described above, the Compensation Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of the Company’s shareholders.

Restrictions on Transfer; Deferral

Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution.

Cancellation or “Clawback” of Awards

The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy, cancel or require reimbursement of any Incentive Awards granted, Shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2019 Stock Plan or the sale of Shares underlying such awards.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Incentive Awards, which are authorized to be granted under the 2019 Stock Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, RSUs, Performance Awards, Stock Awards, and Dividend Equivalents. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SARs, RSUs, a performance award, a stock award, or dividend equivalents. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of RSUs, performance awards, stock awards, and dividend equivalents, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized: (i) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (ii) in the case of SARs, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts; and (iii) in the case of RSUs, performance awards, stock awards, and dividend equivalents, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

64 CSX Corporation 2019 Proxy Statement

Item 4: Vote to Approve the CSX 2019 Stock and Incentive Award Plan

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b) Election”) as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) Election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2019 Stock Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of nonqualified stock options (including incentive stock options that are treated as nonqualified stock options, as described above), SARs, restricted stock, RSUs, performance awards, stock awards, and dividend equivalents, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied. However, the Company may be subject to limits on tax deductibility relating to compensation described herein under certain statutory provisions, including Section 162(m) of the Code.

Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee has in the past, and may in the future, make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Accounting Treatment

Under present accounting rules, the grant of Incentive Awards will generally result in a charge against CSX’s earnings, based upon the fair market value of the Incentive Awards at the date of the grant, and the charge will generally be taken over the vesting period of the Incentive Award. However, in the case of SARs intended to be settled in cash, the excess, if any, from time to time of the fair market value of the common stock subject to SARs, over the exercise price of the SARs, will result in a charge against CSX’s earnings. The amount of the charge will increase or decrease based on changes in the market value of the common stock and will decrease to the extent SARs are cancelled. CSX has not issued any SARs to date.

Registration With the SEC

If our shareholders approve the 2019 Stock Plan, we plan to file a registration statement on a Form S-8 (and/or an amendment to our existing registration statement that has been filed with respect to the 2010 Stock Plan) with the SEC, as soon as reasonably practicable after such approval, to register the Shares available for issuance under the 2019 Stock Plan.

New Plan Benefits

As described above, the Compensation Committee, in its discretion, will select the participants who receive awards and the size and types of those awards under the 2019 Stock Plan, if the 2019 Stock Plan is approved by our shareholders. Therefore, the awards that will be made to particular individuals or groups of individuals in the future under the 2019 Stock Plan are not currently determinable. Additionally, a new plan benefits table for the 2019 Stock Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2019 Stock Plan if the 2019 Stock Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2019 Stock Plan will be made at the Compensation Committee’s discretion, subject to the terms of the 2019 Stock Plan. Therefore, the benefits and amounts that would have been received or allocated under the 2019 Stock Plan for 2018 are also not determinable at this time.

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The following table sets forth information about the Company’s equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (in thousands)(1)
Equity compensation plans approved by security holders	4,573	$34.89	19,360
Equity compensation plans not approved by security holders	—	—	—
TOTAL	4,573	$34.89	19,360
(1)	The number of shares remaining available for future issuance under plans approved by shareholders includes 19,360,275 shares available for grant in the form of stock options, performance grants, restricted stock, RSUs, stock appreciation rights and stock awards pursuant to the 2010 Stock Plan, as amended. As noted in this Proxy Statement, the Board has adopted, subject to shareholder approval at the Annual Meeting, the 2019 Stock Plan which, if approved, will replace the 2010 Stock Plan and no further shares will be made under the 2010 Stock Plan.

66 CSX Corporation 2019 Proxy Statement

The following table sets forth, as of March 4, 2019, the beneficial ownership of CSX common stock by each director, director nominee and NEO, and the directors and executive officers of the Company as a group. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, Florida 32202.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Shares for which Beneficial Ownership can be Acquired within 60 Days(2)	Total Beneficial Ownership	Percent of Class(3)
Donna M. Alvarado	124,302	—	124,302	*
John B. Breaux	206,823	—	206,823	*
Pamela L. Carter	46,157	—	46,157	*
James M. Foote	5,739	—	5,739	*
Steven T. Halverson	129,401	—	129,401	*
Paul C. Hilal(4)(5)	38,057,315	—	38,057,315	4.68%
John D. McPherson	115,901	—	115,901	*
David M. Moffett	15,171	—	15,171	*
Linda H. Riefler	13,859	—	13,859	*
J. Steven Whisler	48,240	—	48,240	*
John J. Zillmer	167,388	—	167,388	*
Frank A. Lonegro	150,113	82,599	232,712	*
Nathan D. Goldman	96,037	49,254	145,291	*
Edmond L. Harris	23,411	—	23,411	*
Mark K. Wallace	51,747	—	51,747	*
All current executive officers and directors as a group (a total of 17)	39,073,655	190,117	39,263,772	4.83%
(1)

Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

(2)

Includes shares subject to outstanding stock options exercisable as of or within 60 days of March 4, 2019, and shares of common stock underlying outstanding restricted stock units which may be acquired within 60 days of March 4, 2019.

(3)	Based on 812,686,737 shares outstanding on March 4, 2019. An asterisk (*) indicates that ownership is less than 1% of class.
(4)

By virtue of ultimately controlling the managing member of Mantle Ridge GP LLC, the general partner of Mantle Ridge, which is in turn the sole member of both MR S and P Index Annual Reports LLC and MR Argent Advisor LLC, the investment adviser to, and holder of 100% of the nonvoting interests in, the MR Funds (defined below), Mr. Hilal may be deemed to have the shared power to vote or direct the vote of the shares held by the MR Funds, Mantle Ridge LP and MR Argent Advisor LLC. “MR Funds” means MR Argent Offshore AB Ltd., MR Argent Offshore BB Ltd., MR Argent Offshore CB 01 Ltd., MR Argent Offshore CB 02 Ltd., MR Argent Offshore CB 03 Ltd., MR Argent Offshore CB 04 Ltd., MR Argent Offshore CB 05 Ltd. and MR Argent Offshore CB 07 Ltd.

(5)

15,008,629 shares of CSX common stock beneficially owned by Mr. Hilal have been pledged as collateral under a secured credit facility entered into by certain of the MR Funds with a third-party lender. Mantle Ridge had pledged these shares prior to Mr. Hilal becoming a director. MR Funds also has additional economic exposure to 570,600 shares of CSX common stock under certain cash settled total return swaps.

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Security Ownership of Management and Certain Beneficial Owner

The following table sets forth information regarding the beneficial ownership of CSX common stock as of March 4, 2019 for each person known to us to be the beneficial owner of more than 5% of the outstanding shares of CSX common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)
55 East 52nd Street
New York, NY 10055	49,404,831	5.90%
The Vanguard Group(2)
100 Vanguard Blvd.
Malvern, PA 19355	66,473,008	7.87%
(1)	As disclosed in its Schedule 13G filed on February 4, 2019.
(2)	As disclosed in its Schedule 13G filed on February 11, 2019.

68 CSX Corporation 2019 Proxy Statement

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any certain persons owning more than 10% of CSX common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reports required to be filed under Section 16(a) were made on a timely basis with respect to transactions that occurred during fiscal 2018.

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The SEC’s rules permit companies and intermediaries (e.g., brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in prior years, a number of brokers with account holders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single copy of the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders who participate in “householding” continue to receive separate proxy cards, voting instructions or notice of internet availability, as applicable, which will allow each individual to vote independently.

If you are a registered shareholder currently participating in householding and wish to receive a separate copy of the proxy materials, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256. If a separate copy of this Proxy Statement and the 2018 Annual Report is requested for the Annual Meeting, it will be mailed promptly following receipt of the request.

A street name shareholder who received a copy of the proxy materials at a shared address may request a separate copy of the Proxy Statement and the 2018 Annual Report by contacting us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

70 CSX Corporation 2019 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on May 3, 2019. This Proxy Statement and the 2018 Annual Report are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and the 2018 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2018 Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

ANNUAL REPORT ON FORM 10-K

The 2018 Annual Report (without exhibits) is available on www.csx.com. The 2018 Annual Report (with exhibits) is also available on the website maintained by the SEC (www.sec.gov). The information on or accessible through our website is not part of this Proxy Statement. You may submit a request for a printed version of the 2018 Annual Report in one of the following manners:

●	Send your request by mail to CSX Corporation, Shareholder Relations, 500 Water Street, Jacksonville, Florida 32202; or
●	Call CSX Shareholder Relations at (904) 359-3256.

March 20, 2019

By Order of the Board of Directors
Nathan D. Goldman
Executive Vice President-Chief Legal Officer
and Corporate Secretary

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Neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, or any adjournment thereof, the persons appointed in the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

72 CSX Corporation 2019 Proxy Statement

CSX 2019 STOCK AND INCENTIVE AWARD PLAN

Section 1. Purpose

The purpose of the CSX 2019 Stock and Incentive Award Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of CSX Corporation (the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b)	“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award, Dividend Equivalents or Other Stock-Based Award granted under the Plan.
(c)	“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d)	“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)	“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f)	“Board” means the Board of Directors of the Company.
(g)	“Cause” means (unless otherwise specified by the Committee in a binding writing): (i) an act of personal dishonesty by a Participant resulting in substantial personal enrichment of the Participant at the expense of CSX, a Subsidiary or Affiliate; (ii) a violation of a Participant’s management responsibilities which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; (iii) the conviction of the Participant of, or a plea of guilty or nolo contendre to, a felony involving moral turpitude; (iv) a significant act involving moral turpitude that adversely affects the reputation or business of CSX, a Subsidiary or Affiliate; or (v) a violation of CSX’s code of ethics.
(h)	“Change in Control” means the occurrence of any of the following:
(i) Stock Acquisition. The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of CSX (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of CSX entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from CSX; (B) any acquisition by CSX; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CSX or any corporation controlled by CSX; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(h); or
(ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after such date whose election or nomination for election by CSX’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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Appendix A

(iii)	Business Combination. An actual change in ownership of Outstanding Company Common Stock, Outstanding Company Voting Securities, and/or assets of CSX or CSX Transportation, Inc. by reason of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of CSX or CSX Transportation, Inc. that is not subject, as a matter of law or contract, to approval by the Surface Transportation Board or any successor agency or regulatory body having jurisdiction over such transactions (the “STB”) (a “Business Combination”), in each case, unless, following such Business Combination:
	(A)	all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CSX or CSX Transportation, Inc. or all or substantially all of the assets of CSX or CSX Transportation, Inc. either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
	(B)	no Person (excluding a corporation resulting from such Business Combination or an employee benefit plan (or related trust) of CSX or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and
	(C)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
(iv)	Regulated Business Combination. An actual change in ownership of Outstanding Company Common Stock, Outstanding Company Voting Securities, and/or assets of CSX or CSX Transportation, Inc. by reason of a Business Combination that is subject, as a matter of law or contract, to approval by the STB (a “Regulated Business Combination”) unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(h); or
(v)	Liquidation or Dissolution. Approval by the shareholders of CSX of a complete liquidation or dissolution of CSX or CSX Transportation, Inc.

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j)	“Committee” means the Compensation Committee of the Board unless another committee is designated by the Board. If there is no Compensation Committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board. With respect to Awards to be granted to Directors, the term “Committee” means the Governance Committee of the Board.
(k)	“Consultant” means any individual, including an advisor, who is providing services to the Company or any Affiliate or who has accepted an offer to provide such services or consultancy from the Company or any Affiliate.
(l)	“Director” means any member of the Board.
(m)	“Disability” means, with respect to a Participant, “disability” as defined in the Participant’s Service Agreement, if any, or if not so defined, unless otherwise provided in the Participant’s applicable Award Agreement, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Section 409A of the Code that is triggered upon a Disability, Disability means that the Participant is disabled as defined under Section 409A(a)(2)(C) of the Code.
(n)	“Dividend Equivalent” means a right awarded under of Section 11. Other references to “dividend equivalents” and “dividend equivalent rights” are intended to allow for adjustments or payments in cash, Shares, other property or by the adjustment of the actual or target Shares or units comprising an Award, in respect of dividends declared on outstanding Shares.
(o)	“Effective Date” means May 3, 2019.
(p)	“Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(q)	“Employer” means CSX and each Subsidiary or Affiliate that employs one or more Participants.
(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

74 CSX Corporation 2019 Proxy Statement

Appendix A

(s)	“Fair Market Value” or “FMV” means (i) with respect to Shares, the closing price of a Share on the referenced date or the date designated by the Committee in accordance with this Plan (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(t)	“Good Reason” as to any Participant, means (unless otherwise specified by the Committee in a binding writing) (i) a material reduction in the Participant’s compensation or employment related benefits (other than across-the-board reductions that affect management employees generally); (ii) a material diminution of the Participant’s status, title(s), office(s), working conditions, or management responsibilities (other than changes in reporting or management responsibilities required by applicable federal or state law); or (iii) a change in the location of Participant’s place of employment of more than 30 miles without the Participant’s consent. A Participant’s resignation shall not be with Good Reason unless the Participant gives the Employer written notice of the purported existence of Good Reason and the Employer fails to cure or remedy the condition within thirty (30) days after the Participant’s notice.
(u)	“Incentive Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code and is not designated as a Non-Qualified Stock Option by the Committee.
(v)	“Initial Value” means the amount prescribed by the Committee for purposes of determining the amount payable upon the exercise of a SAR. The Initial Value cannot be less than 100% of the FMV of the underlying Shares as of the grant of the relevant Award. If the Committee does not prescribe an Initial Value for a SAR, the Initial Value shall be 100% of the FMV of the underlying Company Stock as of the grant of the SAR.
(w)	“Non-Employee Director” means any Director who is not an employee of the Company or any Subsidiary.
(x)	“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to Section 6, that does not meet the requirements of Section 422 of the Code or is designated as a Non-Qualified Stock Option by the Committee.
(y)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(z)	“Other Cash-Based Award” means an Award granted pursuant to Section 12, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(aa)	“Other Stock-Based Award” means an Award granted pursuant to Section 12 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(bb)	“Participant” means the recipient of an Award granted under the Plan.
(cc)	“Performance Award” means an Award (or portion thereof) granted pursuant to Section 10.
(dd)	“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(ee)	“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ff)	“Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(gg)	“RSU” means a contractual right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof, granted pursuant to Section 9 that is denominated in Shares. Awards of RSUs may include the right to receive dividend equivalents.
(hh)	“SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(ii)	“SEC” means the U.S. Securities and Exchange Commission.
(jj)	“Service Agreement” means any offer letter or employment, severance, consulting or similar agreement between the Company or any of its Subsidiaries and the Participant.
(kk)	“Share” means a share of common stock, $1.00 par value, of CSX. In the event of a change in the capital structure of CSX affecting the common stock, the shares resulting from such a change in the common stock shall be deemed to be Shares within the meaning of the Plan.
(ll)	“Subsidiary” means an entity of which the Company, directly or indirectly, holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.
(mm)	“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(nn)	“Target Payout Level” means the payout level defined as “target” under the terms of the Performance Award.
(oo)	“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is a Consultant or Non-Employee Director, the date the performance of services for the Company or any Affiliate has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate, as applicable, as a Non-Employee Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a

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Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
(pp)	“Qualifying Combination” means a Business Combination or a Regulated Business Combination.

Section 3. Eligibility

(a)	Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b)	Holders of options and other types of awards granted by a company or other business that is acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4. Administration

(a)	Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)	Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c)	Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations (including, for the avoidance of doubt, any modifications to the terms applicable to Awards in the event of a Change in Control or other corporate transaction). Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5. Shares Available for Awards

(a)	Subject to adjustment as provided in Section 5(c)(i) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 28 million Shares (the “Share Pool”).
(b)	If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (A) to pay the Exercise Price of an Option granted under the Plan or (B) to satisfy tax withholding obligations associated with an Award granted under the Plan, (ii) any Shares that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR on or after the Effective Date, and (iii) any Shares that were purchased by the Company on the open market with the proceeds from the exercise of an Option.
(c)	In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or

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other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares.
(e)	Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be equal to the Share Pool.
Section 6. Options
The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share determined at the time of such Option.
(b)	The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)	The Committee shall be entitled to approve or disapprove the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(d)	No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(e)	The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

Section 7. Stock Appreciation Rights

The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)	The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)	Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e)	No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).

Section 8. Restricted Stock
The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The Award Agreement shall specify the vesting schedule.
(b)	Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)	Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.

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(d)	The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e)	Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)	The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9. RSUs
The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)	Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)	An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.
(d)	The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e)	Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)	The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10. Performance Awards
The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	A Performance Award may be denominated as a cash amount, number of Shares or units or a combination thereof and is an Award (or a portion thereof) which may be earned upon achievement or satisfaction of one or more performance conditions specified by the Committee. In addition, the Committee may specify that any other Award (or portion thereof) shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award (or any portion thereof) or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)	If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)	Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)	A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to the Participant to settle the Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares underlying the Performance Award with respect to any dividends declared during the period that the Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be

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paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares underlying the Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
(e)	The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11. Dividend Equivalents
The Committee may grant Dividend Equivalents to any Participant. The Committee shall establish the terms and conditions to which Dividend Equivalents are subject. Dividend Equivalents may be granted in connection with other Incentive Awards or separately. Under a Dividend Equivalent, a Participant shall be entitled to receive, currently or in the future, payments equivalent to the amount of dividends paid by CSX to holders of Shares with respect to the number of Dividend Equivalents held by the Participant; provided, however, that if Dividend Equivalents are granted with a Performance Award, any amount payable under the Dividend Equivalents shall be paid only when, and to the extent that, the performance restrictions of the related Performance Award are satisfied (but in no event later than March 15 of the year following the year in which the performance restrictions are satisfied). The Committee may decide to pay a Dividend Equivalent in Shares, cash, or a combination thereof at the time a Dividend Equivalent is granted or payable.

Section 12. Other Cash-Based Awards and Other Stock-Based Awards
The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 13. Effect of Termination of Service or a Change in Control on Awards
The following shall apply in the event of a Change in Control:
(a)	Continuation of Awards. Effective as of a Change in Control, each outstanding Award must be continued in accordance with its terms and conditions in effect on the date of the Change in Control, except for adjustments in its terms and conditions as are required to equitably reflect the change in capital structure resulting from the Change in Control. If Company Stock is no longer publicly traded on a recognized exchange, Awards outstanding at the time of the Change in Control must be replaced with a Substitute Award as soon as practicable.
(b)	Termination of Employment After Change in Control. Each Incentive Award or Substitute Award held by a Participant (A) who resigns within three months after an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company, a Subsidiary or an Affiliate, in either case after a Change in Control and on or before the third anniversary of the Change in Control, is subject to the following:
	(i)	If the Award or Substitute Award is an Option or SAR, the Award shall be cancelled on the date the Participant’s employment terminates in exchange for a single sum cash payment. The payment shall equal the FMV of the Shares or other security subject to the Option or SAR, on the date the Participant’s employment terminates, in excess of the option price or the Initial Value, as applicable, multiplied by the number of Shares or other security subject to the Option or SAR on the date of the termination of employment.
	(ii)	If the Award or Substitute Award is Restricted Stock, all terms and conditions on the Restricted Stock shall be deemed satisfied on the date the Participant’s employment terminates and the Restricted Stock shall be fully vested and immediately transferable.
	(iii)	If the Award or Substitute Award is a Performance Award, the Award shall be considered earned at the Target Payout Level and shall be cancelled on the date the Participant’s employment terminates in exchange for a single sum cash payment. The payment shall equal the FMV of Shares or other security subject to the Award multiplied by the number of Shares or other security subject to the Award at the Target Payout Level.
	(iv)	If the Award or Substitute Award is RSUs, all terms and conditions on the RSUs shall be considered satisfied on the date the Participant’s employment terminates and shall be cancelled on such date in exchange for a single sum cash payment. The payment shall equal the FMV of the Shares or other security subject to the award, multiplied by the number of RSUs subject to the award on the date the Participant’s employment terminates.
	(v)	If the Award or Substitute Award is Dividend Equivalents, all terms and conditions of the Dividend Equivalents shall be considered satisfied on the date the Participant’s employment terminates and shall be cancelled on such date in exchange for a single sum cash payment. The payment shall equal the balance, if any, that has been credited but not yet paid with respect to the Dividend Equivalents.

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(c)	Termination of Employment before a Change in Control in Certain Circumstances. Each Award of a Participant (A) who resigns within three months after an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company, a Subsidiary or an Affiliate, in either case upon or after shareholder approval of a Qualifying Combination and prior to the applicable Change in Control is subject to the following upon the consummation of such Change in Control:
(i) All Options and SARs shall be cancelled, on the date of the Qualifying Combination, in exchange for a single sum cash payment. The payment shall equal the FMV of the Shares on such date in excess of the option price or the Initial Value, as applicable, multiplied by the number of shares of Company Stock subject to the Option or SAR on the date of the Change in Control.
(ii) All terms and conditions of Restricted Stock and RSUs shall be considered satisfied upon the Qualifying Combination, (and the Restricted Stock shall be entirely vested and transferable and the amount payable for the RSUs shall be immediately payable as of such date).
(iii) all Performance Grants, Stock Awards and Dividend Equivalents shall be considered earned at Target Payout Level and immediately payable in cash upon the date of the Qualifying Combination.
(d)	Additional Participant Rights. If Section 13(a) is not satisfied, then the following shall occur: (i) with respect to Performance Awards, Restricted Stock, RSUs or Dividend Equivalents, the Participant shall be entitled to receive the value of the Award, based upon FMV of the Shares and at the Target Payout Level, where applicable, determined on the date of the Change in Control and paid as soon as practicable thereafter, and (ii) with respect to Options or SARs, the Participant shall be entitled to receive an amount equal to the FMV of the shares covered by the Option or SAR on the date of the Change in Control in excess of the Option price or Initial Value, as applicable, multiplied by the number of shares covered by the Option or SAR and paid as soon as practicable thereafter.
(e)	Amendments and Termination. On and after a Change in Control, the Committee may not amend or terminate the Plan or the terms of any Award in a manner that adversely impacts such Award without the affected Participant’s consent except as required or provided under Section 13(a) or Section 20.

Section 14. General Provisions Applicable to Awards
(a)	Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)	Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)	Except as may be permitted by the Committee or as specifically provided in an Award Agreement: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 14(e); and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)	A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)	All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)	The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

Section 15. Amendments and Terminations
(a)	Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan (including Section 13(e)), the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards

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(including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)	Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, immediately prior to the consummation of such action, each Award shall be treated as set forth in his Section 13 and shall then terminate, unless otherwise determined by the Committee.
(c)	Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 13, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)	No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s shareholders.

Section 16. Miscellaneous
(a)	No Employee, Director, Consultant, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or any applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)	Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)	The Committee may authorize the Company to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting standards.
(e)	If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g)	No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h)	Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

WWW.CSX.COM 81

Appendix A

Section 17. Effective Date of the Plan
The Plan shall be effective as of the Effective Date, subject to prior approval by the Board and the Company’s shareholders.
Section 18. Term of the Plan
No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Cancellation or “Clawback” of Awards
The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 20. Section 409A of the Code
With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

Section 21. Successors and Assigns
The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 13(a).
Section 22. Data Protection
By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:

(a) administering and maintaining Participant records;
(b) providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and
(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
Section 23. Governing Law
The Plan and each Award Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

82 CSX Corporation 2019 Proxy Statement

CSX CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717
SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com/csx or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2019. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CSX2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E58781-P19892	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSX CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Donna M. Alvarado	☐	☐	☐

	1b.	Pamela L. Carter	☐	☐	☐

	1c.	James M. Foote	☐	☐	☐

	1d.	Steven T. Halverson	☐	☐	☐

	1e.	Paul C. Hilal	☐	☐	☐

	1f.	John D. McPherson	☐	☐	☐

	1g.	David M. Moffett	☐	☐	☐

	1h.	Linda H. Riefler	☐	☐	☐

	1i.	J. Steven Whisler	☐	☐	☐

	1j.	John J. Zillmer	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2019;	☐	☐	☐

3.	Advisory (non-binding) resolution to approve compensation for the Company's named executive officers; and	☐	☐	☐

4.	The Approval of the 2019 CSX Stock and Incentive Award Plan.	☐	☐	☐

In appreciation for submitting your vote for the CSX Annual Meeting and to further our commitment to environmental stewardship, a tree will be planted on your behalf in a protected park or wildlife refuge.

Thank You!

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/csx.

E58782-P19892

CSX CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders
to be held on May 3, 2019

The undersigned hereby appoints NATHAN D. GOLDMAN and MARK D. AUSTIN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be hosted online at www.virtualshareholdermeeting.com/CSX2019 on May 3, 2019, at 10:00 a.m. (EDT), and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

The proxy will be voted as directed. If no direction is made, the proxy will be voted: "FOR" Proposals 1, 2, 3 and 4. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on Thursday, May 2, 2019.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side